Long Beach Mortgage Loan Trust 2006-WL3

$1,908,283,000
(+/-5% Approximate)

Long Beach Securities Corp.
Depositor

Long Beach Mortgage Company
Sponsor, Seller and Master Servicer

Lehman Brothers Inc.	WaMu Capital Corp.
Co-Lead Managers

LEHMAN BROTHER

FILED PURSUANT TO RULE 433(d) – Registration Statement No. 333-109318

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus when it is available if you request it by calling the toll-free number at 1-800-743-3336.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any inconsistent information contained in any prior similar free writing prospectus relating to these securities.

Numerous assumptions were used in preparing this free writing prospectus which may or may not be stated therein. This free writing prospectus should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

This free writing prospectus is not an offer to sell or a solicitation of any offer to buy nor shall there be any sale of the securities discussed in this free writing prospectus in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

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Preliminary Term Sheet	Date Prepared: January 25, 2006

$1,908,283,000
(+/- 5% Approximate)

Long Beach Mortgage Loan Trust 2006-WL3

Class(1,2)	Principal Balance($)	Expected Rating S&P/Moody’s/Fitch	Assumed Final Distribution Date	Certificate Type

I-A	440,218,000	AAA / Aaa / AAA	January 2036	Floating Rate Senior
II-A1	626,173,000	AAA / Aaa / AAA	January 2036	Floating Rate Senior
II-A2	154,380,000	AAA / Aaa / AAA	January 2036	Floating Rate Senior
II-A3	235,669,000	AAA / Aaa / AAA	January 2036	Floating Rate Senior
II-A4	113,338,000	AAA / Aaa / AAA	January 2036	Floating Rate Senior
M-1	65,208,000	AA+ / Aa1 / AA+	January 2036	Floating Rate Subordinate
M-2	56,577,000	AA / Aa2 / AA	January 2036	Floating Rate Subordinate
M-3	32,604,000	AA- / Aa3 / AA-	January 2036	Floating Rate Subordinate
M-4	31,645,000	A+ / A1 / A+	January 2036	Floating Rate Subordinate
M-5	28,768,000	A / A2 / A	January 2036	Floating Rate Subordinate
M-6	26,850,000	A- / A3 / A-	January 2036	Floating Rate Subordinate
M-7	23,973,000	BBB+ / Baa1 / BBB+	January 2036	Floating Rate Subordinate
M-8	16,302,000	BBB / Baa2 / BBB	January 2036	Floating Rate Subordinate
M-9	13,425,000	BBB- / Baa3 / BBB-	January 2036	Floating Rate Subordinate
B-1(3)	19,179,000	BB+ / Ba1 / BB+	January 2036	Floating Rate Subordinate
B-2(3)	19,179,000	BB / NR / NR	January 2036	Floating Rate Subordinate
B-3(3)	4,795,000	BB- / NR / NR	January 2036	Floating Rate Subordinate

Total	1,908,283,000

(1)

The Class I-A Certificates will be backed primarily by the Group I Mortgage Loans. The Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates will be backed primarily by the Group II Mortgage Loans. The Class M and Class B Certificates (as defined herein) will be backed by the cash flows from the Mortgage Loans. The principal balance of each class of the Certificates is subject to a 5% variance.

(2)

The Certificates are priced to a 10% Clean-up Call. The margin on the Class I-A, Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates will be equal to 2.0x the original margin on the first Distribution Date after the 10% Clean-up Call may first be exercised. The margin on each of the Class M and Class B Certificates will be equal to 1.5x the original margin on the first Distribution Date after which the 10% Clean-up Call may first be exercised.

(3)	Not offered hereby.

Depositor:	Long Beach Securities Corp.

Sponsor, Seller and Master Servicer:	Long Beach Mortgage Company.

Trust:	Long Beach Mortgage Loan Trust 2006-WL3.

Sub-Servicer:	Washington Mutual Bank.

Servicing Fee:	0.50% per annum.

Co-Lead Managers:	Lehman Brothers Inc. and WaMu Capital Corp.

Trustee:	Deutsche Bank National Trust Company.

Trustee Fee:	Compensation to the Trustee will consist of interest earned on amounts in the distribution account prior to any Distribution Date.

Swap Counterparty:	ABN AMRO Bank, N.V.

Cap Counterparty:	ABN AMRO Bank, N.V.

Group I Certificates:	The Class I-A Certificates.

Group II Certificates:	The Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates.

Class A Certificates:	The Group I Certificates and the Group II Certificates.

Class M Certificates:	The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

Class B Certificates:	The Class B-1, Class B-2 and Class B-3 Certificates.

Certificates:	The Class A, Class M and Class B Certificates.

Federal Tax Status:	The Certificates will represent ownership of REMIC regular interests for tax purposes.
Registration:	The Certificates will be available in book-entry form through DTC and, upon request, through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:	January 1, 2006.

Expected Pricing Date:	Week of January 23, 2006.

Expected Closing Date:	On or about January 30, 2006.

Expected Settlement Date:	On or about January 30, 2006.

Distribution Date:	The 25th day of each month (or if such day is not a business day, the next succeeding business day) commencing in February 2006.

Final Scheduled Distribution Date:	January 2036. The actual final Distribution Date for each class of the Certificates may be earlier or later, and could be substantially earlier, than the Distribution Date in January 2036.

Due Period:

With respect to any Distribution Date, the period commencing on the 2nd business day of the month preceding the month in which the Distribution Date occurs and ending on the 1st day of the month in which such Distribution Date occurs.

Prepayment Period:

With respect to any Distribution Date, (i) the period commencing on the 15th day of the month preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, the Cut-off Date) and ending on the 14th day of the month in which such Distribution Date occurs, for purposes of prepayments in full; and (ii) the calendar month immediately preceding the month in which the Distribution Date occurs, for any other purpose.

Accrued Interest:	The price to be paid by investors for the Certificates will not include accrued interest (settling flat).

Interest Accrual Period:

With respect to each Distribution Date, the period commencing on the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:

It is expected that the Class A and Class M Certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, as amended, so long as the conditions of certain class exemptions are met. Investors should consult their own advisors.

SMMEA Eligibility:	None of the Certificates is expected to be SMMEA eligible.

Clean-up Call:

The terms of the transaction will allow for a clean-up call of the Mortgage Loans and the retirement of the Certificates, which may be exercised by the majority holder of the Class C Certificates, except if such holder is Long Beach or any of its affiliates, on the Distribution Date following the determination date in which the aggregate stated principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date. If the majority holder of the Class C Certificates does not exercise such right, the Master Servicer will be permitted to exercise the clean-up call.

Mortgage Loans:

The Mortgage Loans will consist of a pool of fixed-rate and adjustable-rate, one- to four-family, first lien and second lien residential mortgage loans. The description of the Mortgage Loans is on the basis of their scheduled principal balances as of the Cut-off Date. As of the Cut-off Date, the Mortgage Loans have an aggregate scheduled principal balance of approximately $1,917,874,232 of which: (i) approximately $537,835,279 consist of a pool of conforming balance, first lien and second lien, fixed-rate and adjustable-rate mortgage loans (the “Group I Mortgage Loans”) and (ii) approximately $1,380,038,953 consist of a pool of conforming and non-conforming balance, first lien and second lien, fixed-rate and adjustable-rate mortgage loans (the “Group II Mortgage Loans” and together with the Group I Mortgage Loans, the “Mortgage Loans”). The Mortgage Loans are expected to have the characteristics described on Exhibit A.

Some of the Mortgage Loans may be subject to repurchase if the related mortgagor does not make the monthly payment due on January 1, 2006 by January 31, 2006. As of January 1, 2006, 16.70% of the Group I Mortgage Loans and 17.35% of the Group II Mortgage Loans have not made their monthly payments due in January 1, 2006.

Approximately 37.44% of the Mortgage Loans are 40-Year Mortgage Loans, approximately 32.43% of the Group I Mortgage Loans are 40-Year Mortgage Loans, and approximately 39.39% of the Group II Mortgage Loans are 40-Year Mortgage Loans.

40-Year Mortgage Loans:	Mortgage Loans with an original term to maturity equal to 480 months.

Mortgage Insurance:

Approximately 74.08% of the first lien Mortgage Loans with over 80% loan-to-value ratio will be covered by a loan level primary mortgage insurance policy provided by Mortgage Guaranty Insurance Corporation and PMI Mortgage Insurance Co. This coverage will generally reduce the LTV of the insured loans to 60%.

Adjusted Net Mortgage Rate:	With respect to any Mortgage Loan, the mortgage rate for such Mortgage Loan less the servicing fee rate and the mortgage insurance fee rate, if applicable.

Adjusted Net Maximum Mortgage Rate:

With respect to any Mortgage Loan, the maximum mortgage rate for such Mortgage Loan (or the mortgage rate for such Mortgage Loan, if such Mortgage Loan has a fixed rate) less the servicing fee rate and the mortgage insurance fee rate, if applicable.

Pass-Through Rate:	With respect to each Class of Certificates on any Distribution Date, a per annum rate equal to the lesser of (i) the related Formula Rate and (ii) the related Net WAC Rate.

Formula Rate:	With respect to each Class of Certificates, a per annum rate equal to the lesser of (i) One Month LIBOR plus the related margin for such Class and (ii) the related Maximum Cap.

Group I Net WAC Rate:

With respect to any Distribution Date and the Group I Certificates, a per annum rate equal to (A) the weighted average of the Adjusted Net Mortgage Rates of the Group I Mortgage Loans less (B) the annualized percentage equivalent of a fraction, (i) the numerator of which is equal to the sum of (a) any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty allocable to the Group I Mortgage Loans, and (b) the Coupon Strip allocable to the Group I Mortgage Loans and (ii) the denominator of which is the aggregate stated principal balance of the Group I Mortgage Loans (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis); provided, however, on any Distribution Date after the principal balance of the Group II Certificates has been reduced to zero, the Subordinate Net WAC Rate.

Group II Net WAC Rate:

With respect to any Distribution Date and the Group II Certificates, a per annum rate equal to (A) the weighted average of the Adjusted Net Mortgage Rates of the Group II Mortgage Loans less (B) the annualized percentage equivalent of a fraction, (i) the numerator of which is equal to the sum of (a) any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty allocable to the Group II Mortgage Loans, and (b) the Coupon Strip allocable to the Group II Mortgage Loans and (ii) the denominator of which is the aggregate stated principal balance of the Group II Mortgage Loans (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis); provided, however, on any Distribution Date after the principal balance of the Group I Certificates has been reduced to zero, the Subordinate Net WAC Rate.

Subordinate Net WAC Rate:

With respect to any Distribution Date, a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the principal balance of the related Class A Certificates, provided, however, on any Distribution Date after the principal balance of the Class A Certificates of any Group has been reduced to zero, such weighting shall be on the basis of the aggregate principal balance of each loan group), of (i) the Group I Net WAC Rate and (ii) the Group II Net WAC Rate (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Group I Maximum Cap Rate:

With respect to the Group I Certificates, a per annum rate equal to the product of (A) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group I Mortgage Loans and (B) the quotient (i) the numerator of which is aggregate stated principal balance of the Mortgage Loans and (ii) the denominator of which is the aggregate principal balance of the Certificates, plus the annualized percentage equivalent of a fraction, (x) the numerator of which is equal to (i) any cap payment received from the cap counterparty and any net swap payment received from the Swap Counterparty less any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty less (ii) the Coupon Strip and (y) the denominator of which is the aggregate principal balance of the Certificates (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Group II Maximum Cap Rate:

With respect to the Group II Certificates, a per annum rate equal to the product of (A) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group II Mortgage Loans and (B) the quotient (i) the numerator of which is aggregate stated principal balance of the Mortgage Loans and (ii) the denominator of which is the aggregate balance of the Certificates, plus the annualized percentage equivalent of a fraction, (x) the numerator of which is equal to (i) any cap payment received from the cap counterparty and any net swap payment received from the Swap Counterparty less any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty less (ii) the Coupon Strip (y) the denominator of which is the aggregate principal balance of the Certificates (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Subordinate Maximum Cap Rate:

With respect to the Class M and Class B Certificates, a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the principal balance of the related Class A Certificates) of the Group I Maximum Cap Rate and the Group II Maximum Cap Rate (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Net WAC Rate Carryover Amount:

With respect to any Class of Certificates on any Distribution Date on which the Pass-Through Rate for such Class of Certificates is limited by the related Net WAC Rate, an amount equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such class based on the related Formula Rate over (b) the amount of interest actually accrued on such class based on the related Net WAC Rate, and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest thereon at the related Formula Rate. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available.

Group I Interest Distribution Amount:

With respect to any Distribution Date, an amount equal to the sum of (a) the portion of available funds attributable to interest received or advanced with respect to the Group I Mortgage Loans and (b) compensating interest paid by the Master Servicer with respect to the Group I Mortgage Loans.

Group II Interest Distribution Amount:

With respect to any Distribution Date, an amount equal to the sum of (a) the portion of available funds attributable to interest received or advanced with respect to the Group II Mortgage Loans and (b) compensating interest paid by the Master Servicer with respect to the Group II Mortgage Loans.

Final Maturity Reserve Fund:

On or after the 85th Distribution Date if the constant prepayment rate of the Mortgage Loans is equal to or less than 5%, an amount equal to approximately 0.50% of the aggregate principal balance of the Mortgage Loans (“Coupon Strip”) will be placed into a reserve fund (the “Final Maturity Reserve Fund”) and will be available if needed to make a payment to certificateholders on the 360th Distribution Date. Amounts in the Final Maturity Reserve Fund will be reinvested in eligible investments.

Group I Principal Allocation Percentage:	With respect to any Distribution Date, the principal remittance amount for the Group I Mortgage Loans divided by the aggregate principal remittance amount for the Mortgage Loans.

Group II Principal Allocation Percentage:	With respect to any Distribution Date, the principal remittance amount for the Group II Mortgage Loans divided by the aggregate principal remittance amount for the Mortgage Loans.

Group I and Group II
Principal Distribution
Amounts:

With respect to any Distribution Date, generally an amount determined by multiplying the related Group I Principal Allocation Percentage or Group II Principal Allocation Percentage by the aggregate principal remittance amount for the Mortgage Loans.

Senior Principal
Distribution Amount:

With respect to any Distribution Date, an amount equal to the lesser of (I) the aggregate principal balance of the Class A Certificates immediately prior to such Distribution Date and (II) the excess of (x) the aggregate principal balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 63.70% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus 0.50% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.

Group I and Group II
Senior Principal
Distribution Amounts:

With respect to any Distribution Date, an amount determined by multiplying the related Group I Principal Allocation Percentage or Group II Principal Allocation Percentage by the Senior Principal Distribution Amount.

Overcollateralization
Target Amount:	With respect to any Distribution Date, 0.50% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.

Stepdown Date:	The earlier to occur of:
	(i)	the Distribution Date on which the aggregate principal balance of the Class A Certificates has been reduced to zero; and,
	(ii)	the later to occur of
		(x)	the Distribution Date occurring in February 2009 and
		(y)	the first Distribution Date on which the Credit Enhancement Percentage is greater than or equal to 36.30%.

Credit Enhancement:	Consists of the following:
		1)	Excess cashflow;
		2)	Overcollateralized Amount;
		3)	Subordination; and
		4)	LPMI Insurance.

Excess Cashflow:	With respect to any Distribution Date, an amount equal to the available funds remaining after priorities (I) and (II) under “Priority of Distributions.”
Overcollateralized
Amount:

With respect to any Distribution Date, the excess of the aggregate stated principal balance of the Mortgage Loans on the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the aggregate principal balance of the Class A, Class M, Class B and Class P Certificates (assuming that 100% of the aggregate principal remittance amount is applied as a principal payment on such Distribution Date). On the Closing Date, the Overcollateralized Amount will be fully funded at approximately 0.50% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date. To the extent the Overcollateralized Amount is reduced below the Overcollateralization Target Amount, Excess Cashflow will be distributed to the Certificates as described below to build the Overcollateralized Amount until the Overcollateralization Target Amount is reached.

Credit Enhancement
Percentage:

With respect to any Distribution Date an amount equal to (i) the sum of (a) the aggregate principal balance of the Class M and Class B Certificates and (b) the Overcollateralized Amount divided by (ii) the aggregate stated principal balance of the Mortgage Loans.

Delinquency
Trigger Event:	With respect to any Distribution Date on or after the Stepdown Date, if the 60+ delinquency percentage exceeds [_._] % of the Credit Enhancement Percentage.

Loss Trigger Event:

With respect to any Distribution Date on or after the Stepdown Date, if the cumulative Realized Losses on the Mortgage Loans as a percentage of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date, for the related Distribution Date are greater than:

Distribution Date	Cumulative Realized Loss Percentage

Feb 2008 to Jan 2009	[1.55]% for the first month, plus an additional 1/12th of [1.95]% for each month thereafter
Feb 2009 to Jan 2010	[3.50]% for the first month, plus an additional 1/12th of [1.00]% for each month thereafter
Feb 2010 to Jan 2011	[4.50]% for the first month, plus an additional 1/12th of [1.00]% for each month thereafter
Feb 2011 to Jan 2012	[5.50]% for the first month, plus an additional 1/12th of [0.25]% for each month thereafter
Feb 2012 and thereafter	[5.75]%

Trigger Event:	With respect to any Distribution Date if either a Loss Trigger Event or a Delinquency Trigger Event is in effect on such Distribution Date.

Credit Support:

Initial Credit Enhancement Percentage		Target Credit Enhancement Percentage On and After Stepdown Date

Class	Percent	Class	Percent

A	18.15%	A	36.30%
M-1	14.75%	M-1	29.50%
M-2	11.80%	M-2	23.60%
M-3	10.10%	M-3	20.20%
M-4	8.45%	M-4	16.90%
M-5	6.95%	M-5	13.90%
M-6	5.55%	M-6	11.10%
M-7	4.30%	M-7	8.60%
M-8	3.45%	M-8	6.90%
M-9	2.75%	M-9	5.50%
B-1	1.75%	B-1	3.50%
B-2	0.75%	B-2	1.50%
B-3	0.50%	B-3	1.00%

Realized Losses:

If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan. The amount of such insufficiency is a “Realized Loss.” Realized Losses on the Mortgage Loans will be absorbed first, by the Excess Cashflow and second by a reduction of the Overcollateralized Amount. Following the reduction of the Overcollateralized Amount to zero, all remaining Realized Losses will be applied to reduce the principal balance of the Class B and Class M Certificates in reverse sequential order, first to the Class B-3 Certificates, second to the Class B-2 Certificates, third to the Class B-1 Certificates, fourth to the Class M-9 Certificates, fifth to the Class M-8 Certificates, sixth to the Class M-7 Certificates, seventh to the Class M-6 Certificates, eighth to the Class M-5 Certificates, ninth to the Class M-4 Certificates, tenth to the Class M-3 Certificates, eleventh to the Class M-2 Certificates and, twelfth to the Class M-1 Certificates.

Swap Agreement:

On the Closing Date, the Trust will enter into an agreement with the Swap Counterparty pursuant to which on each Distribution Date for the second Distribution Date through the 60th Distribution Date, the Trust will be obligated to pay the Swap Counterparty an amount equal to an applicable rate, which will range from 4.68% to 4.90% per annum, on the swap notional amount based upon an actual/360 day count convention and the Trust will be entitled to receive from the Swap Counterparty an amount equal to One-Month LIBOR (as determined pursuant to the swap agreement) on the swap notional amount accrued during the related swap accrual period based upon an actual/360 day count convention, until the swap is retired. Only the net amount of the two obligations above will be paid by the appropriate party. To the extent that the Trust is obliged to make a payment to the Swap Counterparty on a Distribution Date (other than any swap termination payment triggered by a Swap Counterparty trigger event), amounts otherwise available to certificateholders will be applied to make such payment. Such amount will be applied to pay the Swap Counterparty any net swap payment due to the Swap Counterparty, including unpaid swap termination payment owed to the Swap Counterparty pursuant to the swap agreement for such Distribution Date, other than any swap termination payment triggered by a Swap Counterparty trigger event. To the extent that the Swap Counterparty is obliged to make a swap payment to the Trust, any swap payment will be deposited in a swap account (the “Swap Account”) and used as follows:

1)	according to the Interest Distribution priorities (I)(iii) through (I)(xv) to the extent not paid after distribution of the Group I and Group II Interest Distribution Amounts, and then
2)	according to the Monthly Excess Cashflow priorities (III)(i) through (III)(xv) to the extent not paid after distribution of the Monthly Excess Cashflow.

Upon early termination of the swap agreement, the Trust or the Swap Counterparty may be liable to make a termination payment (the “swap termination payment”) to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the swap agreement. In the event that the Trust is required to make a swap termination payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to certificateholders.

Swap Schedule

Distribution Date	Notional Swap Balance ($)	Swap Fixed Rate (%)	Distribution Date	Notional Swap Balance ($)	Swap Fixed Rate (%)

1	0.00	0.00%	31	330,217,000.00	4.74%
2	1,738,375,000.00	4.68%	32	308,801,000.00	4.75%
3	1,738,375,000.00	4.77%	33	291,319,000.00	4.76%
4	1,738,375,000.00	4.84%	34	277,018,000.00	4.77%
5	1,685,151,000.00	4.87%	35	263,418,000.00	4.78%
6	1,633,548,000.00	4.89%	36	250,490,000.00	4.79%
7	1,583,517,000.00	4.89%	37	238,196,000.00	4.80%
8	1,535,008,000.00	4.89%	38	226,505,000.00	4.81%
9	1,487,977,000.00	4.88%	39	215,387,000.00	4.82%
10	1,442,379,000.00	4.86%	40	204,813,000.00	4.83%
11	1,398,167,000.00	4.86%	41	194,758,000.00	4.84%
12	1,355,303,000.00	4.84%	42	185,196,000.00	4.85%
13	1,304,155,000.00	4.78%	43	176,103,000.00	4.86%
14	1,253,318,000.00	4.77%	44	167,454,000.00	4.86%
15	1,202,891,000.00	4.76%	45	159,231,000.00	4.86%
16	1,152,966,000.00	4.75%	46	151,410,000.00	4.87%
17	1,103,634,000.00	4.74%	47	143,973,000.00	4.87%
18	1,054,980,000.00	4.74%	48	136,901,000.00	4.87%
19	1,007,086,000.00	4.74%	49	130,176,000.00	4.87%
20	960,026,000.00	4.73%	50	123,780,000.00	4.88%
21	913,874,000.00	4.73%	51	117,698,000.00	4.88%
22	868,695,000.00	4.73%	52	111,915,000.00	4.89%
23	824,550,000.00	4.75%	53	106,415,000.00	4.89%
24	781,495,000.00	4.75%	54	101,185,000.00	4.90%
25	633,129,000.00	4.73%	55	96,211,000.00	4.90%
26	553,392,000.00	4.72%	56	91,482,000.00	4.90%
27	483,695,000.00	4.71%	57	86,984,000.00	4.90%
28	430,710,000.00	4.72%	58	82,706,000.00	4.90%
29	389,399,000.00	4.72%	59	78,636,000.00	4.90%
30	356,600,000.00	4.73%	60	74,754,000.00	4.90%

Cap Agreement:

On the Closing Date, the Trust will enter into an agreement with the Cap Counterparty pursuant to which on each Distribution Date from the 13th Distribution Date through the 60th Distribution Date, the Trust will be entitled to receive from the Cap Counterparty an amount equal to the excess, if any, of (x) One-Month LIBOR (as determined pursuant to the cap agreement) over (y) the cap strike rate on the cap notional amount accrued during the related cap accrual period based upon an actual/360 day count convention, until the cap is retired. Any cap payment will be deposited in the Swap Account and used as follows:

1)

according to the Interest Distribution priorities (I)(iii) through (I)(xv) to the extent not paid after distribution of the Group I and Group II Interest Distribution Amounts and payments received on account of the swap agreement, and then

2)

according to the Monthly Excess Cashflow priorities (III)(i) through (III)(xv) to the extent not paid after distribution of the Monthly Excess Cashflow and payments received on account of the swap agreement.

Cap Schedule

Distribution Date	Notional Cap Balance ($)	Cap Strike Rate (%)	Distribution Date	Notional Cap Balance ($)	Cap Strike Rate (%)

1	0.00	5.50	31	407,283,000.00	5.50
2	0.00	5.50	32	405,586,000.00	5.50
3	0.00	5.50	33	400,666,000.00	5.50
4	0.00	5.50	34	393,257,000.00	5.50
5	0.00	5.50	35	385,831,000.00	5.50
6	0.00	5.50	36	378,380,000.00	5.50
7	0.00	5.50	37	370,923,000.00	5.50
8	0.00	5.50	38	363,472,000.00	5.50
9	0.00	5.50	39	356,037,000.00	5.50
10	0.00	5.50	40	348,630,000.00	5.50
11	0.00	5.50	41	341,258,000.00	5.50
12	0.00	5.50	42	333,930,000.00	5.50
13	1,717,000.00	5.50	43	326,653,000.00	5.50
14	11,836,000.00	5.50	44	319,437,000.00	5.50
15	22,802,000.00	5.50	45	312,285,000.00	5.50
16	34,482,000.00	5.50	46	305,204,000.00	5.50
17	46,749,000.00	5.50	47	298,198,000.00	5.50
18	59,482,000.00	5.50	48	291,273,000.00	5.50
19	72,563,000.00	5.50	49	284,433,000.00	5.50
20	85,884,000.00	5.50	50	277,682,000.00	5.50
21	99,337,000.00	5.50	51	271,022,000.00	5.50
22	112,940,000.00	5.50	52	264,457,000.00	5.50
23	126,436,000.00	5.50	53	257,990,000.00	5.50
24	139,786,000.00	5.50	54	251,622,000.00	5.50
25	259,362,000.00	5.50	55	245,355,000.00	5.50
26	311,196,000.00	5.50	56	239,191,000.00	5.50
27	353,850,000.00	5.50	57	233,132,000.00	5.50
28	380,633,000.00	5.50	58	227,179,000.00	5.50
29	396,556,000.00	5.50	59	221,333,000.00	5.50
30	404,748,000.00	5.50	60	215,606,000.00	5.50

Priority of Distributions:

I.	Interest Distribution: Group I and Group II Interest Distribution Amounts will be distributed as follows:

i)

To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement;

	ii)	To pay the Coupon Strip, if applicable;
	iii)	Pro-rata to the Class A Certificates generally from the related loan group, current interest plus any unpaid interest;
	iv)	To the Class M-1 Certificates current interest plus any unpaid interest;
	v)	To the Class M-2 Certificates current interest plus any unpaid interest;
	vi)	To the Class M-3 Certificates current interest plus any unpaid interest;
	vii)	To the Class M-4 Certificates current interest plus any unpaid interest;
	viii)	To the Class M-5 Certificates current interest plus any unpaid interest;
	ix)	To the Class M-6 Certificates current interest plus any unpaid interest;
	x)	To the Class M-7 Certificates current interest plus any unpaid interest;
	xi)	To the Class M-8 Certificates current interest plus any unpaid interest;
	xii)	To the Class M-9 Certificates current interest plus any unpaid interest;
	xiii)	To the Class B-1 Certificates current interest plus any unpaid interest;
	xiv)	To the Class B-2 Certificates current interest plus any unpaid interest;
	xv)	To the Class B-3 Certificates current interest plus any unpaid interest;
	xvi)	Any interest distribution amounts remaining undistributed following (i) through (xv) above will be distributed as Monthly Excess Cashflow for such Distribution Date.

II.	Principal Distribution:

(A) On each Distribution Date prior to the Stepdown Date, or if a Trigger Event is in effect:

i)

To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement, to the extent not paid in (l)(i) above;

	ii)	An amount equal to the Group I Principal Distribution Amount will be distributed to the Group I Certificates, until the Group I Certificates have been reduced to zero;

iii)

An amount equal to the Group II Principal Distribution Amount will be distributed to the Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates, sequentially in that order, until the principal balance thereof has been reduced to zero;

iv)

Any remaining Group I Principal Distribution Amounts will be distributed to the Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates, sequentially in that order, until the principal balance thereof has been reduced to zero.

v)	Any remaining Group II Principal Distribution Amounts will be distributed to the Group I Certificates, until the Group I Certificates have been reduced to zero;
vi)	To the Class M-1 Certificates until the principal balance thereof is reduced to zero;
vii)	To the Class M-2 Certificates until the principal balance thereof is reduced to zero;
viii)	To the Class M-3 Certificates until the principal balance thereof is reduced to zero;
ix)	To the Class M-4 Certificates until the principal balance thereof is reduced to zero;
x)	To the Class M-5 Certificates until the principal balance thereof is reduced to zero;
xi)	To the Class M-6 Certificates until the principal balance thereof is reduced to zero;
xii)	To the Class M-7 Certificates until the principal balance thereof is reduced to zero;
xiii)	To the Class M-8 Certificates until the principal balance thereof is reduced to zero;
xiv)	To the Class M-9 Certificates until the principal balance thereof is reduced to zero;
xv)	To the Class B-1 Certificates until the principal balance thereof is reduced to zero;
xvi)	To the Class B-2 Certificates until the principal balance thereof is reduced to zero;
xvii)	To the Class B-3 Certificates until the principal balance thereof is reduced to zero;
xviii)	Any Principal Distribution amounts remaining undistributed following (ii) through (xvii) above will be distributed as Monthly Excess Cashflow, if any, for such Distribution Date.

(B) On each Distribution Date on or after the Stepdown Date and if a Trigger Event is not in effect:

i)

To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement, to the extent not paid in (l)(i) above;

ii)	The Group I Principal Distribution Amount will be distributed as follows:

a.	To the Group I Certificates, the Group I Senior Principal Distribution Amount, until the Group I Certificates have been retired.

b.	To the Group II Certificates, the Group II Senior Principal Distribution Amount, to extent not paid in clause (B)(iii)(a) below, according to the payment priority in clause (B)(iii)(a) below.

iii)	The Group II Principal Distribution Amount will be distributed as follows:

a.

To the Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates, the Group II Senior Principal Distribution Amount, sequentially, in that order, until the Group II Certificates have been retired.

b.	To the Group I Certificates, the Group I Senior Principal Distribution Amount, to extent not paid in clause (B)(ii)(a) above.

iv)	The sum of any remaining Principal Distribution Amounts will be distributed in the following order.

a.	To the Class M-1 Certificates until it reaches a 29.50% Target Credit Enhancement Percentage (based on 2x the Class M-1 Initial Credit Enhancement Percentage);
b.	To the Class M-2 Certificates until it reaches a 23.60% Target Credit Enhancement Percentage (based on 2x the Class M-2 Initial Credit Enhancement Percentage);
c.	To the Class M-3 Certificates until it reaches a 20.20% Target Credit Enhancement Percentage (based on 2x the Class M-3 Initial Credit Enhancement Percentage);
d.	To the Class M-4 Certificates until it reaches a 16.90% Target Credit Enhancement Percentage (based on 2x the Class M-4 Initial Credit Enhancement Percentage);
e.	To the Class M-5 Certificates until it reaches a 13.90% Target Credit Enhancement Percentage (based on 2x the Class M-5 Initial Credit Enhancement Percentage);
f.	To the Class M-6 Certificates until it reaches a 11.10% Target Credit Enhancement Percentage (based on 2x the Class M-6 Initial Credit Enhancement Percentage);

	g.	To the Class M-7 Certificates until it reaches a 8.60% Target Credit Enhancement Percentage (based on 2x the Class M-7 Initial Credit Enhancement Percentage);
	h.	To the Class M-8 Certificates until it reaches a 6.90% Target Credit Enhancement Percentage (based on 2x the Class M-8 Initial Credit Enhancement Percentage);
	i.	To the Class M-9 Certificates until it reaches a 5.50% Target Credit Enhancement Percentage (based on 2x the Class M-9 Initial Credit Enhancement Percentage);
	j.	To the Class B-1 Certificates, until it reaches a 3.50% Target Credit Enhancement Percentage (based on 2x the Class B-1 Initial Credit Enhancement Percentage);
	k.	To the Class B-2 Certificates, until it reaches a 1.50% Target Credit Enhancement Percentage (based on 2x the Class B-2 Initial Credit Enhancement Percentage);
	l.	To the Class B-3 Certificates, until it reaches a 1.00% Target Credit Enhancement Percentage (based on 2x the Class B-3 Initial Credit Enhancement Percentage); and
	m.	Any Principal Distribution Amounts remaining undistributed following (a) through (l) above will be distributed as Excess Cashflow, if any, for such Distribution Date.

III.	Monthly Excess Cashflow:

	i)	As principal to the Certificates to replenish or maintain the Overcollateralized Amount as described under Principal Distribution above;
	ii)	To the Class M-1 Certificates, an amount equal to any unpaid applied Realized Loss amounts;
	iii)	To the Class M-2 Certificates, an amount equal to any unpaid applied Realized Loss amounts;
	iv)	To the Class M-3 Certificates, an amount equal to any unpaid applied Realized Loss amounts;
	v)	To the Class M-4 Certificates, an amount equal to any unpaid applied Realized Loss amounts;
	vi)	To the Class M-5 Certificates, an amount equal to any unpaid applied Realized Loss amounts;
	vii)	To the Class M-6 Certificates, an amount equal to any unpaid applied Realized Loss amounts;
	viii)	To the Class M-7 Certificates, an amount equal to any unpaid applied Realized Loss amounts;
	ix)	To the Class M-8 Certificates, an amount equal to any unpaid applied Realized Loss amounts;
	x)	To the Class M-9 Certificates, an amount equal to any unpaid applied Realized Loss amounts;
	xi)	To the Class B-1 Certificates, an amount equal to any unpaid applied Realized Loss amounts;
	xii)	To the Class B-2 Certificates, an amount equal to any unpaid applied Realized Loss amounts;
	xiii)	To the Class B-3 Certificates, an amount equal to any unpaid applied Realized Loss amounts;
xiv)

Any funds remaining after distributions described in (i) through (xiii) above will be distributed to pay any related Net WAC Rate Carryover Amounts as follows: first to the Class A Certificates, pro rata, based on their respective Net WAC Rate Carryover Amounts, then to the Class M-1 Certificates, then to the Class M-

2 Certificates, then to the Class M-3 Certificates, then to the Class M-4 Certificates, then to the Class M-5 Certificates, then to the Class M-6 Certificates, then to the Class M-7 Certificates, then to the Class M-8 Certificates, then to the Class M-9 Certificates, then to the Class B-1 Certificates, then to the Class B-2 Certificates and lastly to the Class B-3 Certificates sequentially, in that order, in each case up to their respective Net WAC Rate Carryover Amount.

xv)	To the Swap Counterparty, any unpaid swap termination payment due to the Swap Counterparty as a result of a Swap Counterparty trigger event.
xvi)	Any remaining funds will be distributed to the holders of the non-offered classes of certificates as further described in the pooling agreement.

LBMC 2006-WL3 Collateral Summary - Aggregate

Total Number of Loans	10,974
Total Outstanding Loan Balance	$1,917,874,233
Average Loan Principal Balance	$174,765
Fixed Rate	16.4%
Adjustable Rate	83.6%
Prepayment Premium	67.1%
Weighted Average Coupon	7.9%
Weighted Average Margin	5.1%
Weighted Average Initial Periodic Cap	2.0%
Weighted Average Periodic Cap	1.0%
Weighted Average Maximum Rate	13.6%
Weighted Average Floor	7.6%
Weighted Average Original Term (mo.)	405
Weighted Average Remaining Term (mo.)	401
Weighted Average Loan Age (mo.)	3
Weighted Average Combined LTV	83.4%
Weighted Average Effective Combined LTV	76.1%
Weighted Average Full Combined LTV	91.2%
% of Loans with Junior Liens	41.6%
Non-Zero Weighted Average FICO	636
Non-Zero Weighted Average DTI	41.2%
% IO Loans	8.9%

Product Type
2/28 ARM (Libor)	39.2%
2/38 ARM (Libor)	31.8%
Fixed Rate	16.4%
3/27 ARM (Libor)	6.6%
Other	6.0%

Amortization Type
Full Amortization	91.1%
Interest Only	8.9%

Documentation Type
Stated	48.7%
Full	48.6%
Limited	2.7%

Primary Mortgage Insurance Coverage
Yes	24.6%
No	75.4%

Primary Mortgage Insurance Coverage
(First Lien Loans with LTV > 80%)
Yes	74.1%
No	25.9%

Lien Position
First	91.3%
Second	8.7%

Loan Purpose
Purchase	62.4%
Cash Out Refinance	35.0%
Rate/Term Refinance	2.6%

Geographic Distribution
(Other states account individually for less than 5% of the Statistical Cut-off Date principal balance)
CA	36.7%
FL	7.9%
IL	6.1%

Occupancy Status
Primary Home	85.9%
Investment	12.6%
Second Home	1.5%

Collateral information is as of the Cut-off Date.

Collateral Characteristics - Aggregate

Collateral Characteristics are listed below as of the Cut-off Date.

Product Type

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Non- IO Loans:
2/28 ARM (Libor)	3,539	$605,171,963.17	31.55%	8.004%	100.00%	610	82.12%	55.45%	27.74%
2/38 ARM (Libor)	2,113	609,795,762.13	31.80	7.422	100.00	646	82.75	35.69	28.27
3/27 ARM (Libor)	616	107,488,721.85	5.60	7.891	100.00	622	81.71	53.49	24.60
5/25 ARM (Libor)	41	8,601,829.39	0.45	7.470	100.00	659	79.78	53.38	27.06
6 Month Libor ARM	51	15,194,755.02	0.79	7.578	100.00	634	82.94	49.28	29.64
Fixed Rate	3,708	314,333,258.86	16.39	9.152	0.00	649	89.47	55.12	12.08
3/37 ARM (Libor)	376	87,254,620.58	4.55	7.494	100.00	646	81.70	44.58	21.35
Subtotal (Non-IO):	10,444	$1,747,840,911.00	91.13%	7.968%	82.02%	633	83.61%	47.77%	24.61%

Interest-Only Loans:
2/28 ARM (Libor)	448	$146,121,385.95	7.62%	7.009%	100.00%	669	81.79%	55.79%	23.63%
3/27 ARM (Libor)	63	19,562,178.18	1.02	6.847	100.00	681	78.80	66.87	20.37
5/25 ARM (Libor)	19	4,349,757.61	0.23	7.454	100.00	690	79.41	61.05	53.41
Subtotal (IO Loans):	530	$170,033,321.74	8.87%	7.002%	100.00%	671	81.39%	57.20%	24.02%

Total:	10,974	$1,917,874,232.74	100.00%	7.833%	83.61%	636	83.41%	48.61%	24.56%

IO Term
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Interest-Only Loans:
24	448	$146,121,385.95	85.94%	7.009%	100.00%	669	81.79%	55.79%	23.63%
36	63	19,562,178.18	11.50	6.847	100.00	681	78.80	66.87	20.37
60	19	4,349,757.61	2.56	7.454	100.00	690	79.41	61.05	53.41

Total:	530	$170,033,321.74	100.00%	7.002%	100.00%	671	81.39%	57.20%	24.02%

Collateral Characteristics - Aggregate (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Amortization Type

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Fully Amortizing: Term <=20 years	81	$3,816,056.82	0.20%	8.878%	0.00%	636	83.55%	67.15%	13.63%
Fully Amortizing: 20 < Term <= 30 years	7,775	1,025,994,126.45	53.50	8.341	71.78	623	84.35	54.49	22.69
Fully Amortizing: Term > 30 years	2,588	718,030,727.73	37.44	7.431	97.08	646	82.56	38.07	27.41
IO: IO Term <= 3 years	511	165,683,564.13	8.64	6.990	100.00	671	81.44	57.10	23.25
IO: IO Term > 3 years	19	4,349,757.61	0.23	7.454	100.00	690	79.41	61.05	53.41

Total:	10,974	$1,917,874,232.74	100.00%	7.883%	83.61%	636	83.41%	48.61%	24.56%

Scheduled Principal Balances

($)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

0.01 - 50,000.00	1,761	$60,085,355.47	3.13%	10.362%	20.97%	634	95.57%	59.93%	8.75%
50,000.01 - 100,000.00	2,637	195,743,889.24	10.21	9.356	50.86	636	89.90	51.82	17.80
100,000.01 - 150,000.00	1,820	223,431,398.62	11.65	8.444	72.29	627	85.15	58.63	21.23
150,000.01 - 200,000.00	1,288	223,372,669.36	11.65	7.855	86.90	626	82.66	58.84	24.55
200,000.01 - 250,000.00	853	191,872,640.02	10.00	7.648	93.32	633	81.57	49.16	27.86
250,000.01 - 300,000.00	779	212,773,631.79	11.09	7.402	93.80	635	81.45	43.19	26.73
300,000.01 - 350,000.00	518	167,214,548.98	8.72	7.353	91.80	643	82.10	45.76	30.35
350,000.01 - 400,000.00	394	147,652,317.52	7.70	7.300	93.43	636	81.66	46.33	29.36
400,000.01 - 450,000.00	278	118,791,505.71	6.19	7.327	94.65	650	81.95	30.38	28.25
450,000.01 - 500,000.00	197	93,384,943.39	4.87	7.263	91.88	644	81.58	39.67	26.90
500,000.01 - 550,000.00	129	67,694,355.47	3.53	7.407	96.15	644	82.56	45.15	28.07
550,000.01 - 600,000.00	96	55,105,043.73	2.87	7.473	92.79	651	82.74	35.17	32.08
600,000.01 - 650,000.00	65	40,719,272.12	2.12	7.400	95.37	641	82.83	55.45	26.13
650,000.01 >=	159	120,032,661.32	6.26	7.577	93.62	637	79.18	46.25	15.17

Total:	10,974	$1,917,874,232.74	100.00%	7.883%	83.61%	636	83.41%	48.61%	24.56%

Collateral Characteristics - Aggregate (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Lien Position

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

1st Lien	8,164	$1,750,425,911.24	91.27%	7.622%	91.61%	634	81.86%	49.81%	26.91%
2nd Lien	2,810	167,448,321.50	8.73	10.608	0.00	660	99.68	36.00	0.00

Total:	10,974	$1,917,874,232.74	100.00%	7.883%	83.61%	636	83.41%	48.61%	24.56%

Loan Purpose

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Purchase	7,609	$1,196,018,522.69	62.36%	8.005%	82.91%	651	85.20%	39.06%	20.11%
Cash Out Refinance	3,107	671,664,515.69	35.02	7.667	84.74	611	80.37	63.49	31.58
Rate/Term Refinance	258	50,191,194.36	2.62	7.845	85.08	605	81.56	76.79	36.72

Total:	10,974	$1,917,874,232.74	100.00%	7.883%	83.61%	636	83.41%	48.61%	24.56%

Occupancy Status

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Primary Home	9,306	$1,647,554,752.04	85.91%	7.818%	82.16%	632	83.02%	49.77%	17.84%
Investment	1,550	242,413,458.58	12.64	8.357	92.52	661	85.56	40.20	63.72
Second Home	118	27,906,022.12	1.46	7.599	91.74	667	88.23	52.98	81.19

Total:	10,974	$1,917,874,232.74	100.00%	7.883%	83.61%	636	83.41%	48.61%	24.56%

Original Terms to Stated Maturity

(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

1 - 180	66	$2,556,712.87	0.13%	9.004%	0.00%	639	85.55%	69.92%	13.77%
181 - 240	15	1,259,343.95	0.07	8.621	0.00	632	79.49	61.52	13.35
241 - 360	8,305	1,196,027,448.19	62.36	8.150	75.79	630	83.93	54.87	22.88
361 - 480	2,588	718,030,727.73	37.44	7.431	97.08	646	82.56	38.07	27.41

Total:	10,974	$1,917,874,232.74	100.00%	7.883%	83.61%	636	83.41%	48.61%	24.56%

Collateral Characteristics - Aggregate (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Remaining Terms to Stated Maturity

(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

1 - 180	66	$2,556,712.87	0.13%	9.004%	0.00%	639	85.55%	69.92%	13.77%
181 - 240	15	1,259,343.95	0.07	8.621	0.00	632	79.49	61.52	13.35
241 - 360	8,305	1,196,027,448.19	62.36	8.150	75.79	630	83.93	54.87	22.88
361 - 480	2,588	718,030,727.73	37.44	7.431	97.08	646	82.56	38.07	27.41

Total:	10,974	$1,917,874,232.74	100.00%	7.883%	83.61%	636	83.41%	48.61%	24.56%

State Distribution (Top 10)

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

CA	2,663	$704,657,957.70	36.74%	7.625%	84.84%	645	82.68%	38.54%	21.09%
FL	912	152,026,637.87	7.93	7.924	82.29	636	83.78	48.38	36.23
IL	807	117,859,146.78	6.15	8.064	84.55	644	84.01	42.49	21.50
NJ	397	92,747,448.07	4.84	7.989	84.72	643	83.08	36.13	30.75
TX	840	86,467,147.81	4.51	8.246	66.31	617	82.90	61.46	13.06
WA	476	78,940,687.49	4.12	7.663	85.40	628	83.89	72.10	27.59
MD	421	77,438,093.46	4.04	7.770	81.86	629	81.62	53.28	21.47
NY	255	70,879,647.65	3.70	7.687	78.13	650	82.98	30.77	29.05
VA	273	51,051,371.45	2.66	8.014	84.95	638	83.85	43.62	19.74
GA	342	42,376,730.05	2.21	8.327	86.84	619	86.97	65.21	26.96
Other	3,588	443,429,364.41	23.12	8.169	85.41	624	84.37	63.25	27.43

Total:	10,974	$1,917,874,232.74	100.00%	7.883%	83.61%	636	83.41%	48.61%	24.56%

Collateral Characteristics - Aggregate (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Original Combined Loan-to-Value Ratio*

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

First Lien Loans:
Less than 60.01%	249	$47,860,672.86	2.50%	7.104%	70.50%	593	49.81%	72.88%	0.00%
60.01 to 70.00%	337	80,268,111.60	4.19	7.334	81.99	596	66.87	64.89	0.00
70.01 to 80.00%	4,293	986,517,807.00	51.44	7.303	92.35	641	79.47	44.13	0.00
80.01 to 85.00%
With MI:	523	121,361,293.29	6.33	7.803	89.21	627	84.65	52.92	100.00
Without MI:	162	30,724,402.16	1.60	8.469	95.30	581	84.84	55.56	0.00
85.01 to 90.00%
With MI:	1,389	278,592,561.00	14.53	8.065	93.90	655	89.82	41.46	100.00
Without MI:	433	70,803,608.15	3.69	8.509	97.94	598	89.91	64.80	0.00
90.01 to 95.00%
With MI:	252	57,111,019.27	2.98	8.273	89.03	635	94.80	68.46	100.00
Without MI:	302	49,753,375.22	2.59	8.749	98.40	587	94.78	83.16	0.00
95.01 to 100.00%
With MI:	90	13,936,617.65	0.73	8.547	88.29	642	99.92	98.07	100.00
Without MI:	134	13,496,443.04	0.70	9.250	91.69	605	99.81	94.65	0.00
Subtotal (First Lien):	8,164	$1,750,425,911.24	91.27%	7.622%	91.61%	634	81.86%	49.81%	26.91%

Second Lien Loans:
80.01 to 85.00%	2	$182,211.73	0.01%	9.221%	0.00%	662	82.10%	100.00%	0.00%
85.01 to 90.00%	35	2,149,809.16	0.11	10.672	0.00	654	89.77	47.39	0.00
90.01 to 95.00%	74	3,916,767.77	0.20	10.675	0.00	650	94.45	47.91	0.00
95.01 to 100.00%	2,699	161,199,532.84	8.41	10.607	0.00	660	99.96	35.49	0.00
Subtotal (Second Lien):	2,810	$167,448,321.50	8.73%	10.608%	0.00%	660	99.68%	36.00%	0.00%

Total:	10,974	$1,917,874,232.74	100.00%	7.883%	83.61%	636	83.41%	48.61%	24.56%

*Includes the loan in the securitization and any senior liens.

Collateral Characteristics - Aggregate (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Original Effective Combined Loan-to-Value Ratio*

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

First Lien Loans:
Less than 60.01%	2,503	$518,862,164.07	27.05%	7.951%	89.96%	640	85.74%	51.53%	90.78%
60.01 to 70.00%	337	80,268,111.60	4.19	7.334	81.99	596	66.87	64.89	0.00
70.01 to 80.00%	4,293	986,517,807.00	51.44	7.303	92.35	641	79.47	44.13	0.00
80.01 to 85.00%	162	30,724,402.16	1.60	8.469	95.30	581	84.84	55.56	0.00
85.01 to 90.00%	433	70,803,608.15	3.69	8.509	97.94	598	89.91	64.80	0.00
90.01 to 95.00%	302	49,753,375.22	2.59	8.749	98.40	587	94.78	83.16	0.00
95.01 to 100.00%	134	13,496,443.04	0.70	9.250	91.69	605	99.81	94.65	0.00
Subtotal (First Lien):	8,164	$1,750,425,911.24	91.27%	7.622%	91.61%	634	81.86%	49.81%	26.91%

Second Lien Loans:
80.01 to 85.00%	2	$182,211.73	0.01%	9.221%	0.00%	662	82.10%	100.00%	0.00%
85.01 to 90.00%	35	2,149,809.16	0.11	10.672	0.00	654	89.77	47.39	0.00
90.01 to 95.00%	74	3,916,767.77	0.20	10.675	0.00	650	94.45	47.91	0.00
95.01 to 100.00%	2,699	161,199,532.84	8.41	10.607	0.00	660	99.96	35.49	0.00
Subtotal (Second Lien):	2,810	$167,448,321.50	8.73%	10.608%	0.00%	660	99.68%	36.00%	0.00%

Total:	10,974	$1,917,874,232.74	100.00%	7.883%	83.61%	636	83.41%	48.61%	24.56%

*Combined LTV after taking mortgage insurance into account.

Collateral Characteristics - Aggregate (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Original Full Combined Loan-to-Value Ratio*

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

First Lien Loans:
Less than 60.01%	241	$45,516,609.13	2.37%	7.079%	69.63%	592	49.81%	74.71%	0.00%
60.01 to 70.00%	329	77,465,795.45	4.04	7.360	82.86	593	66.41	64.28	0.00
70.01 to 80.00%	1,108	257,044,670.47	13.40	7.579	84.38	599	78.06	62.51	0.00
80.01 to 85.00%
With MI:	475	113,368,251.83	5.91	7.746	88.84	626	84.66	52.68	100.00
Without MI:	124	29,991,353.72	1.56	8.223	92.21	589	83.26	56.34	0.00
85.01 to 90.00%
With MI:	1,192	254,596,048.30	13.27	7.999	94.16	654	89.80	41.86	100.00
Without MI:	339	71,417,312.70	3.72	8.084	95.92	610	87.50	57.48	0.00
90.01 to 95.00%
With MI:	267	60,079,837.76	3.13	8.232	89.91	637	94.14	66.69	100.00
Without MI:	357	71,120,560.29	3.71	8.098	95.04	613	88.78	70.16	0.00
95.01 to 100.00%
With MI:	320	42,957,353.32	2.24	8.759	89.73	654	92.80	60.80	100.00
Without MI:	3,412	726,868,118.27	37.90	7.313	95.48	652	80.68	39.50	0.00
Subtotal (First Lien):	8,164	$1,750,425,911.24	91.27%	7.622%	91.61%	634	81.86%	49.81%	26.91%

Second Lien Loans:
80.01 to 85.00%	2	$182,211.73	0.01%	9.221%	0.00%	662	82.10%	100.00%	0.00%
85.01 to 90.00%	35	2,149,809.16	0.11	10.672	0.00	654	89.77	47.39	0.00
90.01 to 95.00%	74	3,916,767.77	0.20	10.675	0.00	650	94.45	47.91	0.00
95.01 to 100.00%	2,699	161,199,532.84	8.41	10.607	0.00	660	99.96	35.49	0.00
Subtotal (Second Lien):	2,810	$167,448,321.50	8.73%	10.608%	0.00%	660	99.68%	36.00%	0.00%

Total:	10,974	$1,917,874,232.74	100.00%	7.883%	83.61%	636	83.41%	48.61%	24.56%

*Includes all liens on the mortgaged property.

Collateral Characteristics - Aggregate (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

FICO Score

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

480 - 499	1	$67,407.73	0.00%	9.900%	100.00%	498	90.00%	100.00%	0.00%
500 - 520	233	43,983,953.45	2.29	8.568	92.41	510	72.43	82.04	4.13
521 - 540	304	60,628,643.28	3.16	8.520	96.90	530	77.10	76.65	16.19
541 - 560	443	79,340,773.09	4.14	8.410	93.66	551	80.31	74.22	23.76
561 - 580	803	148,233,150.42	7.73	8.056	92.44	571	82.75	80.10	23.09
581 - 600	1,193	174,541,526.95	9.10	7.889	82.15	591	83.37	80.01	16.96
601 - 620	1,337	218,948,191.40	11.42	7.728	83.68	611	83.67	65.49	25.45
621 - 640	1,852	308,108,355.61	16.07	7.973	81.74	630	84.14	39.72	24.05
641 - 660	1,464	243,745,742.41	12.71	7.992	79.49	650	84.64	32.16	27.23
661 - 680	1,190	221,435,253.11	11.55	7.751	82.67	670	84.68	33.74	28.94
681 - 700	894	175,265,270.05	9.14	7.537	81.74	690	84.39	27.86	25.21
701 - 720	523	98,444,017.09	5.13	7.599	81.27	710	84.39	23.87	28.11
721 - 740	366	67,874,387.56	3.54	7.650	78.25	730	84.82	22.56	27.40
741 - 760	198	40,901,650.44	2.13	7.603	77.27	750	84.23	28.80	30.95
761 - 780	112	24,411,781.70	1.27	7.428	79.31	769	81.85	43.19	37.77
781 >=	61	11,944,128.45	0.62	7.701	84.81	793	83.52	28.97	34.26

Total:	10,974	$1,917,874,232.74	100.00%	7.883%	83.61%	636	83.41%	48.61%	24.56%

Property Type

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Single Family	7,872	$1,327,168,250.14	69.20%	7.907%	83.22%	633	83.32%	49.13%	23.41%
PUD	1,254	251,284,398.85	13.10	7.749	83.43	633	83.57	56.47	21.13
2-4 Family	891	198,973,064.70	10.37	7.883	86.61	657	82.86	36.14	34.72
Condo	932	137,921,455.85	7.19	7.897	83.29	644	84.89	46.88	27.35
Townhouse	25	2,527,063.20	0.13	7.577	89.30	645	79.53	65.93	16.19

Total:	10,974	$1,917,874,232.74	100.00%	7.883%	83.61%	636	83.41%	48.61%	24.56%

Collateral Characteristics - Aggregate (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Prepayment Premium Term by Product Type ($)
Amortization Type	No Premium	1 – 12 Months	13 – 24 Months	25 – 36 Months	37 – 48 Months	49 – 60 Months	Total

2/28 ARM (Libor)	$226,930,550.89	$33,321,246.91	$434,985,948.75	$56,055,602.57	$0.00	$0.00	$751,293,349.12
2/38 ARM (Libor)	126,629,237.00	47,645,827.23	377,648,755.27	57,871,942.63	0.00	0.00	609,795,762.13
Fixed Rate	109,512,385.31	18,053,135.53	86,120,216.21	100,647,521.81	0.00	0.00	314,333,258.86
3/27 ARM (Libor)	93,935,143.59	3,644,582.25	4,916,593.39	24,554,580.80	0.00	0.00	127,050,900.03
3/37 ARM (Libor)	58,024,661.40	925,548.67	2,908,295.77	25,396,114.74	0.00	0.00	87,254,620.58
6 Month Libor ARM	11,787,798.37	948,487.99	1,611,874.93	846,593.73	0.00	0.00	15,194,755.02
5/25 ARM (Libor)	4,606,640.69	471,372.01	762,512.51	7,111,061.79	0.00	0.00	12,951,587.00

Total:	$631,426,417.25	$105,010,200.59	$908,954,196.83	$272,483,418.07	$0.00	$0.00	$1,917,874,232.74

Prepayment Premium Term by Product Type (%)
Amortization Type	No Premium	1 – 12 Months	13 – 24 Months	25 – 36 Months	37 – 48 Months	49 – 60 Months	Total

2/28 ARM (Libor)	30.21%	4.44%	57.90%	7.46%	0.00%	0.00%	39.17%
2/38 ARM (Libor)	20.77	7.81	61.93	9.49	0.00	0.00	31.80
Fixed Rate	34.84	5.74	27.40	32.02	0.00	0.00	16.39
3/27 ARM (Libor)	73.94	2.87	3.87	19.33	0.00	0.00	6.62
3/37 ARM (Libor)	66.50	1.06	3.33	29.11	0.00	0.00	4.55
6 Month Libor ARM	77.58	6.24	10.61	5.57	0.00	0.00	0.79
5/25 ARM (Libor)	35.57	3.64	5.89	54.90	0.00	0.00	0.68

Total:	32.92%	5.48%	47.39%	14.21%	0.00%	0.00%	100.00%

Collateral Characteristics - Aggregate (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Prepayment Premium Description – Top 5

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

6 Mo. Int. on Amount Prepaid > 20% Orig. Bal.	5,414	$1,085,015,059.28	56.57%	7.665%	84.57%	635	81.67%	49.38%	16.55%
None	4,161	631,426,417.25	32.92	8.149	82.66	638	83.87	46.08	25.05
3% 2% 1% of Orig. Bal	1,073	173,276,974.67	9.03	8.067	83.48	640	91.04	52.31	69.61
1% of Orig. Bal. >20% Orig. Bal.	164	12,582,809.00	0.66	8.838	84.05	638	91.91	57.37	44.83
2% of UPB	44	6,401,405.57	0.33	8.626	95.06	628	91.87	53.71	64.16
Other	118	9,171,566.97	0.48	9.931	29.76	638	96.37	45.15	30.90

Total:	10,974	$1,917,874,232.74	100.00%	7.883%	83.61%	636	83.41%	48.61%	24.56%

Documentation Type

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Stated	4,958	$933,105,395.31	48.65%	8.137%	85.36%	659	83.88%	0.00%	24.49%
Full	5,777	932,202,466.34	48.61	7.639	81.41	614	82.98	100.00	24.94
Limited	239	52,566,371.09	2.74	7.699	91.41	612	82.80	0.00	18.97

Total:	10,974	$1,917,874,232.74	100.00%	7.883%	83.61%	636	83.41%	48.61%	24.56%

Collateral Characteristics - Aggregate (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Debt to Income Ratio

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Full Doc Loans:
0.01 to 5.00	23	$4,504,974.90	0.23%	7.307%	58.83%	653	85.23%	100.00%	27.97%
5.01 to 10.00	47	10,652,425.08	0.56	7.862	91.65	610	82.15	100.00	25.06
10.01 to 15.00	90	17,466,757.03	0.91	7.959	84.22	638	82.97	100.00	47.04
15.01 to 20.00	159	27,036,186.80	1.41	7.710	79.17	626	80.34	100.00	35.68
20.01 to 25.00	232	33,882,422.15	1.77	7.748	78.61	616	82.13	100.00	28.34
25.01 to 30.00	438	61,059,311.49	3.18	7.747	78.06	614	81.52	100.00	25.75
30.01 to 35.00	569	84,875,901.84	4.43	7.728	80.58	613	83.38	100.00	26.78
35.01 to 40.00	876	131,999,477.80	6.88	7.655	81.26	619	83.48	100.00	27.08
40.01 to 45.00	1,166	175,549,683.85	9.15	7.691	79.41	611	83.37	100.00	20.26
45.01 to 50.00	1,727	268,249,437.01	13.99	7.596	81.07	618	84.32	100.00	18.66
50.01 to 55.00	444	115,312,577.85	6.01	7.420	88.46	597	80.14	100.00	34.95
55.01 to 60.00	5	1,159,838.98	0.06	6.598	100.00	603	71.83	100.00	44.11
60.01 to 65.00	1	453,471.56	0.02	7.450	100.00	723	90.00	100.00	100.00
Subtotal (Full Doc):	5,777	$932,202,466.34	48.61%	7.639%	81.41%	614	82.98%	100.00%	24.94%

Non-Full Doc Loans:
0.01 to 5.00	6	$361,950.32	0.02%	9.819%	80.18%	662	87.03%	0.00%	73.39%
5.01 to 10.00	29	5,368,923.59	0.28	8.608	95.63	671	85.12	0.00	82.16
10.01 to 15.00	61	8,675,938.86	0.45	8.450	96.11	650	82.98	0.00	54.13
15.01 to 20.00	131	21,056,588.00	1.10	8.425	94.88	671	85.08	0.00	57.81
20.01 to 25.00	196	33,284,061.26	1.74	8.296	92.02	666	85.18	0.00	57.61
25.01 to 30.00	330	54,592,005.52	2.85	8.308	90.51	661	84.26	0.00	47.77
30.01 to 35.00	442	72,464,540.69	3.78	8.229	86.80	659	83.36	0.00	30.35
35.01 to 40.00	729	126,899,284.42	6.62	8.135	83.62	653	83.34	0.00	26.99
40.01 to 45.00	1,275	235,545,544.24	12.28	8.034	82.75	659	84.11	0.00	17.70
45.01 to 50.00	1,807	371,663,693.92	19.38	8.064	84.35	659	83.91	0.00	13.31
50.01 to 55.00	189	55,275,395.55	2.88	8.060	95.68	624	82.01	0.00	44.00
55.01 to 60.00	2	483,840.03	0.03	7.171	100.00	660	78.24	0.00	0.00
Subtotal (Non-Full Doc):	5,197	$985,671,766.40	51.39%	8.113%	85.69%	657	83.82%	0.00%	24.20%

Total:	10,974	$1,917,874,232.74	100.00%	7.883%	83.61%	636	83.41%	48.61%	24.56%

Collateral Characteristics - Aggregate (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Mortgage Rates

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Adjustable Rate Loans:
Less than 5.501	4	$919,901.31	0.05%	5.425%	100.00%	687	78.74%	100.00%	0.00%
5.501 to 6.000	152	46,026,473.33	2.40	5.856	100.00	657	76.44	88.98	16.79
6.001 to 6.500	556	157,187,847.48	8.20	6.294	100.00	648	79.34	76.46	14.38
6.501 to 7.000	993	271,955,515.58	14.18	6.768	100.00	650	79.90	53.33	14.50
7.001 to 7.500	1,186	307,616,196.65	16.04	7.279	100.00	644	80.88	39.55	19.74
7.501 to 8.000	1,332	313,139,522.24	16.33	7.758	100.00	637	81.89	35.50	28.48
8.001 to 8.500	976	212,273,109.84	11.07	8.259	100.00	620	83.95	36.86	39.40
8.501 to 9.000	823	145,048,209.37	7.56	8.761	100.00	605	86.86	50.08	43.99
9.001 to 9.500	517	74,740,314.48	3.90	9.266	100.00	601	87.48	45.57	43.03
9.501 to 10.000	378	44,328,612.36	2.31	9.742	100.00	596	89.02	49.14	47.99
10.001 to 10.500	177	17,331,929.10	0.90	10.247	100.00	591	86.46	42.24	43.23
10.501 to 11.000	109	8,311,967.39	0.43	10.748	100.00	602	88.45	46.90	39.97
Greater than 11.000	63	4,661,374.75	0.24	11.347	100.00	595	85.95	22.52	36.11
Subtotal (ARM Loans):	7,266	$1,603,540,973.88	83.61%	7.634%	100.00%	634	82.23%	47.33%	27.00%

Fixed Rate Loans:
5.501 to 6.000	1	$99,699.82	0.01%	6.000%	0.00%	763	55.56%	100.00%	0.00%
6.001 to 6.500	114	32,261,860.98	1.68	6.281	0.00	663	71.15	92.29	7.51
6.501 to 7.000	130	26,564,708.70	1.39	6.773	0.00	647	75.07	88.81	22.91
7.001 to 7.500	122	23,902,924.61	1.25	7.291	0.00	632	76.36	76.83	18.40
7.501 to 8.000	154	25,786,744.32	1.34	7.746	0.00	629	79.64	68.23	23.92
8.001 to 8.500	117	15,573,891.99	0.81	8.281	0.00	618	83.08	64.91	39.58
8.501 to 9.000	187	15,853,628.08	0.83	8.797	0.00	667	92.03	70.63	35.97
9.001 to 9.500	244	16,349,644.42	0.85	9.235	0.00	659	94.80	82.23	13.91
9.501 to 10.000	612	35,257,979.61	1.84	9.856	0.00	681	98.72	31.85	6.39
10.001 to 10.500	506	33,438,878.95	1.74	10.289	0.00	674	98.59	23.71	4.83
10.501 to 11.000	404	26,078,602.80	1.36	10.743	0.00	650	99.11	29.21	1.46
Greater than 11.000	1,117	63,164,694.58	3.29	11.530	0.00	627	99.50	35.32	0.82
Subtotal (Fixed Rate):	3,708	$314,333,258.86	16.39%	9.152%	0.00%	649	89.47%	55.12%	12.08%

Total:	10,974	$1,917,874,232.74	100.00%	7.883%	83.61%	636	83.41%	48.61%	24.56%

Collateral Characteristics - Aggregate (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Gross Margin

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

4.501 - 5.000	6,706	$1,473,947,500.02	91.92%	7.590%	100.00%	639	82.65%	45.28%	28.09%
5.001 - 5.500	1	471,312.83	0.03	7.800	100.00	590	90.00	0.00	100.00
5.501 - 6.000	347	79,139,867.54	4.94	8.121	100.00	567	79.13	76.42	21.05
6.501 - 7.000	211	49,870,804.87	3.11	8.150	100.00	568	74.61	62.27	3.63
7.501 - 8.000	1	111,488.62	0.01	9.450	100.00	664	90.00	0.00	100.00

Total:	7,266	$1,603,540,973.88	100.00%	7.634%	100.00%	634	82.23%	47.33%	27.00%

Initial Periodic Cap

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

1.000	508	$163,086,921.90	10.17%	7.067%	100.00%	666	81.87%	54.82%	24.23%
2.000	5,642	1,212,848,235.96	75.64	7.711	100.00	628	82.43	45.58	27.99
3.000	1,116	227,605,816.02	14.19	7.629	100.00	639	81.38	51.31	23.71

Total:	7,266	$1,603,540,973.88	100.00%	7.634%	100.00%	634	82.23%	47.33%	27.00%

Collateral Characteristics - Aggregate (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Subsequent Periodic Cap

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

1.000	7,266	$1,603,540,973.88	100.00%	7.634%	100.00%	634	82.23%	47.33%	27.00%

Total:	7,266	$1,603,540,973.88	100.00%	7.634%	100.00%	634	82.23%	47.33%	27.00%

Maximum Rate

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

11.001 - 11.500	4	$919,901.31	0.06%	5.425%	100.00%	687	78.74%	100.00%	0.00%
11.501 - 12.000	152	46,026,473.33	2.87	5.856	100.00	657	76.44	88.98	16.79
12.001 - 12.500	556	157,187,847.48	9.80	6.294	100.00	648	79.34	76.46	14.38
12.501 - 13.000	993	271,955,515.58	16.96	6.768	100.00	650	79.90	53.33	14.50
13.001 - 13.500	1,186	307,616,196.65	19.18	7.279	100.00	644	80.88	39.55	19.74
13.501 - 14.000	1,332	313,139,522.24	19.53	7.758	100.00	637	81.89	35.50	28.48
14.001 - 14.500	976	212,273,109.84	13.24	8.259	100.00	620	83.95	36.86	39.40
14.501 - 15.000	823	145,048,209.37	9.05	8.761	100.00	605	86.86	50.08	43.99
15.001 - 15.500	517	74,740,314.48	4.66	9.266	100.00	601	87.48	45.57	43.03
15.501 - 16.000	378	44,328,612.36	2.76	9.742	100.00	596	89.02	49.14	47.99
16.001 - 16.500	177	17,331,929.10	1.08	10.247	100.00	591	86.46	42.24	43.23
16.501 - 17.000	109	8,311,967.39	0.52	10.748	100.00	602	88.45	46.90	39.97
17.001 - 17.500	46	3,755,231.52	0.23	11.231	100.00	595	86.15	18.89	35.44
17.501 - 18.000	14	756,945.39	0.05	11.753	100.00	607	84.97	31.60	46.52
18.001 - 18.500	2	119,462.98	0.01	12.125	100.00	538	85.98	59.84	0.00
18.501 - 19.000	1	29,734.86	0.00	12.550	100.00	549	85.00	100.00	0.00

Total:	7,266	$1,603,540,973.88	100.00%	7.634%	100.00%	634	82.23%	47.33%	27.00%

Collateral Characteristics - Aggregate (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Minimum Rate

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

<= 5.500	4	$919,901.31	0.06%	5.425%	100.00%	687	78.74%	100.00%	0.00%
5.501 - 6.000	151	45,770,505.15	2.85	5.857	100.00	657	76.52	89.48	16.88
6.001 - 6.500	550	155,705,103.85	9.71	6.294	100.00	648	79.45	76.44	14.35
6.501 - 7.000	1,000	273,694,227.39	17.07	6.765	100.00	650	79.83	53.42	14.50
7.001 - 7.500	1,186	307,616,196.65	19.18	7.279	100.00	644	80.88	39.55	19.74
7.501 - 8.000	1,333	313,278,207.22	19.54	7.759	100.00	637	81.89	35.53	28.47
8.001 - 8.500	975	212,134,424.86	13.23	8.259	100.00	620	83.95	36.82	39.42
8.501 - 9.000	823	145,048,209.37	9.05	8.761	100.00	605	86.86	50.08	43.99
9.001 - 9.500	517	74,740,314.48	4.66	9.266	100.00	601	87.48	45.57	43.03
9.501 - 10.000	378	44,328,612.36	2.76	9.742	100.00	596	89.02	49.14	47.99
10.001 - 10.500	177	17,331,929.10	1.08	10.247	100.00	591	86.46	42.24	43.23
10.501 - 11.000	109	8,311,967.39	0.52	10.748	100.00	602	88.45	46.90	39.97
11.001 - 11.500	46	3,755,231.52	0.23	11.231	100.00	595	86.15	18.89	35.44
11.501 - 12.000	14	756,945.39	0.05	11.753	100.00	607	84.97	31.60	46.52
12.001 - 12.500	2	119,462.98	0.01	12.125	100.00	538	85.98	59.84	0.00
12.501 - 13.000	1	29,734.86	0.00	12.550	100.00	549	85.00	100.00	0.00

Total:	7,266	$1,603,540,973.88	100.00%	7.634%	100.00%	634	82.23%	47.33%	27.00%

Months to Next Rate Adjustment

(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

1 - 12	54	$15,946,627.33	0.99%	7.570%	100.00%	635	82.94%	47.92%	28.24%
13 - 24	6,097	1,360,337,238.94	84.83	7.636	100.00	633	82.37	46.65	27.55
25 - 36	1,055	214,305,520.61	13.36	7.634	100.00	637	81.44	51.08	22.89
37 >=	60	12,951,587.00	0.81	7.465	100.00	669	79.65	55.96	35.91

Total:	7,266	$1,603,540,973.88	100.00%	7.634%	100.00%	634	82.23%	47.33%	27.00%

LBMC 2006-WL3 Collateral Summary – Group 1

Total Number of Loans	4,205
Total Outstanding Loan Balance	$537,835,279
Average Loan Principal Balance	$127,904
Fixed Rate	15.4%
Adjustable Rate	84.6%
Prepayment Premium	65.6%
Weighted Average Coupon	8.0%
Weighted Average Margin	5.1%
Weighted Average Initial Periodic Cap	2.1%
Weighted Average Periodic Cap	1.0%
Weighted Average Maximum Rate	13.8%
Weighted Average Floor	7.8%
Weighted Average Original Term (mo.)	398
Weighted Average Remaining Term (mo.)	395
Weighted Average Loan Age (mo.)	3
Weighted Average Combined LTV	83.1%
Weighted Average Effective Combined LTV	74.9%
Weighted Average Full Combined LTV	90.3%
% of Loans with Junior Liens	38.9%
Non-Zero Weighted Average FICO	634
Non-Zero Weighted Average DTI	42.0%
% IO Loans	9.5%

Product Type
2/28 ARM (Libor)	43.4%
2/38 ARM (Libor)	27.1%
Fixed Rate	15.4%
3/27 ARM (Libor)	8.3%
Other	5.8%

Amortization Type
Full Amortization	90.5%
Interest Only	9.5%

Documentation Type
Stated	54.0%
Full	43.1%
Limited	2.9%

Primary Mortgage Insurance Coverage
Yes	27.5%
No	72.5%

Primary Mortgage Insurance Coverage
(First Lien Loans with LTV > 80%)
Yes	75.4%
No	24.6%

Lien Position
First	92.3%
Second	7.7%

Loan Purpose
Purchase	59.4%
Cash Out Refinance	38.6%
Rate/Term Refinance	2.0%

Geographic Distribution
(Other states account individually for less than 5% of the Statistical Cut-off Date principal balance)
CA	28.3%
IL	7.7%
FL	7.5%
TX	6.1%
MD	5.1%

Occupancy Status
Primary Home	79.9%
Investment	18.5%
Second Home	1.6%

Collateral information is as of the Cut-off Date.

Collateral Characteristics - Group 1

Collateral Characteristics are listed below as of the Cut-off Date.

Product Type

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Non- IO Loans:
2/28 ARM (Libor)	1,416	$193,889,505.77	36.05%	8.156%	100.00%	613	82.35%	41.66%	28.29%
2/38 ARM (Libor)	700	145,960,287.76	27.14	7.514	100.00	643	82.03	32.00	32.49
3/27 ARM (Libor)	251	36,307,606.58	6.75	8.084	100.00	631	83.11	38.76	26.26
5/25 ARM (Libor)	17	2,786,608.19	0.52	7.807	100.00	640	82.54	41.85	50.88
6 Month Libor ARM	15	2,563,812.67	0.48	7.887	100.00	660	87.61	35.58	52.90
Fixed Rate	1,447	82,884,199.64	15.41	9.115	0.00	644	87.89	55.57	10.06
3/37 ARM (Libor)	137	22,580,291.28	4.20	7.604	100.00	641	81.11	34.12	19.12
Subtotal (Non-IO):	3,983	$486,972,311.89	90.54%	8.092%	82.98%	630	83.23%	40.53%	26.13%

Interest-Only Loans:
2/28 ARM (Libor)	175	$39,493,880.56	7.34%	7.132%	100.00%	666	83.32%	66.75%	43.55%
3/27 ARM (Libor)	33	8,101,829.11	1.51	6.792	100.00	656	78.00	79.00	19.95
5/25 ARM (Libor)	14	3,267,257.61	0.61	7.380	100.00	695	77.37	50.59	56.36
Subtotal (IO Loans):	222	$50,862,967.28	9.46%	7.093%	100.00%	666	82.09%	67.66%	40.61%

Total:	4,205	$537,835,279.17	100.00%	7.998%	84.59%	634	83.12%	43.10%	27.50%

IO Term

(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Interest-Only Loans:
24	175	$39,493,880.56	77.65%	7.132%	100.00%	666	83.32%	66.75%	43.55%
36	33	8,101,829.11	15.93	6.792	100.00	656	78.00	79.00	19.95
60	14	3,267,257.61	6.42	7.380	100.00	695	77.37	50.59	56.36

Total:	222	$50,862,967.28	100.00%	7.093%	100.00%	666	82.09%	67.66%	40.61%

Collateral Characteristics - Group 1 (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Amortization Type

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Fully Amortizing: Term <= 20 years	36	$1,381,105.50	0.26%	9.222%	0.00%	640	83.27%	56.60%	3.17%
Fully Amortizing: 20 < Term <= 30 years	3,075	311,176,251.30	57.86	8.403	75.70	623	84.05	44.44	23.91
Fully Amortizing: Term > 30 years	872	174,414,955.09	32.43	7.529	96.63	642	81.75	33.44	30.27
IO: IO Term <= 3 years	208	47,595,709.67	8.85	7.074	100.00	664	82.41	68.83	39.53
IO: IO Term > 3 years	14	3,267,257.61	0.61	7.380	100.00	695	77.37	50.59	56.36

Total:	4,205	$537,835,279.17	100.00%	7.998%	84.59%	634	83.12%	43.10%	27.50%

Scheduled Principal Balances

($)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

0.01 - 50,000.00	1,072	$33,508,169.27	6.23%	10.487%	14.26%	637	97.36%	58.41%	5.27%
50,000.01 - 100,000.00	1,016	75,035,452.33	13.95	8.896	70.75	633	86.79	48.85	19.62
100,000.01 - 150,000.00	732	90,127,715.79	16.76	8.015	90.31	627	82.29	51.05	20.35
150,000.01 - 200,000.00	514	88,615,845.29	16.48	7.715	93.99	632	81.71	45.87	27.53
200,000.01 - 250,000.00	294	66,295,399.62	12.33	7.629	93.25	638	80.64	37.09	30.50
250,000.01 - 300,000.00	268	73,282,311.04	13.63	7.394	93.36	636	80.54	34.32	31.61
300,000.01 - 350,000.00	151	48,826,055.99	9.08	7.310	89.34	636	80.97	41.51	36.43
350,000.01 - 400,000.00	115	42,946,597.33	7.99	7.482	93.82	625	81.27	34.70	42.45
400,000.01 - 450,000.00	30	12,562,536.44	2.34	7.699	100.00	653	83.34	19.99	49.87
450,000.01 - 500,000.00	8	3,859,814.62	0.72	7.959	75.31	657	79.71	25.79	50.24
500,000.01 - 550,000.00	3	1,547,786.43	0.29	8.616	100.00	635	83.34	32.82	33.36
550,000.01 - 600,000.00	1	551,750.06	0.10	8.400	100.00	643	85.00	0.00	100.00
650,000.01 >=	1	675,844.96	0.13	7.850	100.00	713	75.00	0.00	0.00

Total:	4,205	$537,835,279.17	100.00%	7.998%	84.59%	634	83.12%	43.10%	27.50%

Collateral Characteristics - Group 1 (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Lien Position

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

1st Lien	3,054	$496,202,341.20	92.26%	7.781%	91.69%	632	81.73%	42.35%	29.81%
2nd Lien	1,151	41,632,937.97	7.74	10.588	0.00	649	99.73	52.06	0.00

Total:	4,205	$537,835,279.17	100.00%	7.998%	84.59%	634	83.12%	43.10%	27.50%

Loan Purpose

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Purchase	3,081	$319,481,693.14	59.40%	8.245%	83.62%	644	85.76%	44.62%	25.09%
Cash Out Refinance	1,052	207,496,099.04	38.58	7.630	86.16	618	79.15	40.53	30.93
Rate/Term Refinance	72	10,857,486.99	2.02	7.775	83.19	623	81.15	47.43	32.71

Total:	4,205	$537,835,279.17	100.00%	7.998%	84.59%	634	83.12%	43.10%	27.50%

Occupancy Status

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Primary Home	3,520	$429,803,532.85	79.91%	7.875%	82.69%	625	82.41%	50.32%	17.41%
Investment	643	99,684,890.20	18.53	8.555	91.99	667	85.80	14.35	66.86
Second Home	42	8,346,856.12	1.55	7.675	93.76	670	87.66	14.74	76.72

Total:	4,205	$537,835,279.17	100.00%	7.998%	84.59%	634	83.12%	43.10%	27.50%

Original Terms to Stated Maturity

(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

1 - 180	33	$1,041,266.88	0.19%	9.447%	0.00%	653	89.40%	47.19%	4.20%
181 - 240	3	339,838.62	0.06	8.533	0.00	600	64.50	85.46	0.00
241 - 360	3,297	362,039,218.58	67.31	8.219	79.11	629	83.78	47.70	26.26
361 - 480	872	174,414,955.09	32.43	7.529	96.63	642	81.75	33.44	30.27

Total:	4,205	$537,835,279.17	100.00%	7.998%	84.59%	634	83.12%	43.10%	27.50%

Collateral Characteristics - Group 1 (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Remaining Terms to Stated Maturity

(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

1 - 180	33	$1,041,266.88	0.19%	9.447%	0.00%	653	89.40%	47.19%	4.20%
181 - 240	3	339,838.62	0.06	8.533	0.00	600	64.50	85.46	0.00
241 - 360	3,297	362,039,218.58	67.31	8.219	79.11	629	83.78	47.70	26.26
361 - 480	872	174,414,955.09	32.43	7.529	96.63	642	81.75	33.44	30.27

Total:	4,205	$537,835,279.17	100.00%	7.998%	84.59%	634	83.12%	43.10%	27.50%

State Distribution (Top 10)

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

CA	665	$152,202,794.16	28.30%	7.350%	85.05%	622	77.10%	49.12%	24.79%
IL	390	41,461,948.76	7.71	8.245	82.14	647	85.32	31.81	22.50
FL	288	40,097,963.99	7.46	8.067	87.90	650	85.32	27.45	46.78
TX	420	32,910,789.69	6.12	8.458	69.07	618	84.42	55.76	15.03
MD	195	27,285,738.17	5.07	7.943	84.59	647	83.75	31.72	17.23
WA	214	26,343,469.39	4.90	7.742	85.81	636	84.62	61.80	22.26
NJ	101	20,536,793.55	3.82	8.183	93.26	648	85.24	16.86	53.68
GA	173	17,208,394.41	3.20	8.443	88.25	625	86.94	47.01	27.32
MI	193	14,917,982.27	2.77	9.072	92.61	631	87.30	29.99	34.70
VA	98	13,839,263.27	2.57	7.918	84.92	661	84.83	32.09	25.55
Other	1,468	151,030,141.51	28.08	8.344	84.67	635	86.04	45.74	27.90

Total:	4,205	$537,835,279.17	100.00%	7.998%	84.59%	634	83.12%	43.10%	27.50%

Collateral Characteristics - Group 1 (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Original Combined Loan-to-Value Ratio*

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

First Lien Loans:
Less than 60.01%	110	$21,038,360.89	3.91%	7.123%	72.87%	584	50.19%	67.05%	0.00%
60.01 to 70.00%	101	24,529,118.26	4.56	7.097	80.88	596	66.68	59.93	0.00
70.01 to 80.00%	1,618	254,406,927.42	47.30	7.397	91.54	633	79.53	47.64	0.00
80.01 to 85.00%
With MI:	177	36,439,801.92	6.78	7.973	92.45	643	84.65	23.35	100.00
Without MI:	65	8,491,402.48	1.58	8.964	98.53	576	84.88	42.21	0.00
85.01 to 90.00%
With MI:	550	95,838,357.27	17.82	8.337	95.76	662	89.86	14.82	100.00
Without MI:	147	19,339,425.04	3.60	8.860	98.44	605	89.97	44.72	0.00
90.01 to 95.00%
With MI:	71	12,002,226.10	2.23	8.330	94.07	644	94.74	44.59	100.00
Without MI:	120	14,797,263.16	2.75	9.012	99.72	585	94.89	76.78	0.00
95.01 to 100.00%
With MI:	32	3,618,956.28	0.67	8.722	77.47	642	99.99	94.90	100.00
Without MI:	63	5,700,502.38	1.06	9.316	90.75	602	99.77	88.22	0.00
Subtotal (First Lien):	3,054	$496,202,341.20	92.26%	7.781%	91.69%	632	81.73%	42.35%	29.81%

Second Lien Loans:
85.01 to 90.00%	10	$333,182.68	0.06%	10.095%	0.00%	681	89.91%	31.71%	0.00%
90.01 to 95.00%	35	1,233,291.39	0.23	10.417	0.00	646	94.60	78.97	0.00
95.01 to 100.00%	1,106	40,066,463.90	7.45	10.597	0.00	649	99.97	51.40	0.00
Subtotal (Second Lien):	1,151	$41,632,937.97	7.74%	10.588%	0.00%	649	99.73%	52.06%	0.00%

Total:	4,205	$537,835,279.17	100.00%	7.998%	84.59%	634	83.12%	43.10%	27.50%

*Includes the loan in the securitization and any senior liens.

Collateral Characteristics - Group 1 (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Original Effective Combined Loan-to-Value Ratio*

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

First Lien Loans:
Less than 60.01%	940	$168,937,702.46	31.41%	8.115%	91.68%	647	84.36%	26.99%	87.55%
60.01 to 70.00%	101	24,529,118.26	4.56	7.097	80.88	596	66.68	59.93	0.00
70.01 to 80.00%	1,618	254,406,927.42	47.30	7.397	91.54	633	79.53	47.64	0.00
80.01 to 85.00%	65	8,491,402.48	1.58	8.964	98.53	576	84.88	42.21	0.00
85.01 to 90.00%	147	19,339,425.04	3.60	8.860	98.44	605	89.97	44.72	0.00
90.01 to 95.00%	120	14,797,263.16	2.75	9.012	99.72	585	94.89	76.78	0.00
95.01 to 100.00%	63	5,700,502.38	1.06	9.316	90.75	602	99.77	88.22	0.00
Subtotal (First Lien):	3,054	$496,202,341.20	92.26%	7.781%	91.69%	632	81.73%	42.35%	29.81%

Second Lien Loans:
85.01 to 90.00%	10	$333,182.68	0.06%	10.095%	0.00%	681	89.91%	31.71%	0.00%
90.01 to 95.00%	35	1,233,291.39	0.23	10.417	0.00	646	94.60	78.97	0.00
95.01 to 100.00%	1,106	40,066,463.90	7.45	10.597	0.00	649	99.97	51.40	0.00
Subtotal (Second Lien):	1,151	$41,632,937.97	7.74%	10.588%	0.00%	649	99.73%	52.06%	0.00%

Total:	4,205	$537,835,279.17	100.00%	7.998%	84.59%	634	83.12%	43.10%	27.50%

*Combined LTV after taking mortgage insurance into account.

Collateral Characteristics - Group 1 (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Original Full Combined Loan-to-Value Ratio*

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

First Lien Loans:
Less than 60.01%	105	$20,260,536.47	3.77%	7.094%	72.46%	584	50.12%	67.26%	0.00%
60.01 to 70.00%	98	24,193,236.53	4.50	7.082	80.62	596	66.23	59.78	0.00
70.01 to 80.00%	346	72,596,404.59	13.50	7.499	87.02	605	78.43	47.33	0.00
80.01 to 85.00%
With MI:	157	33,762,308.02	6.28	7.906	92.64	643	84.63	22.52	100.00
Without MI:	43	6,982,688.69	1.30	8.712	98.21	584	84.48	36.38	0.00
85.01 to 90.00%
With MI:	458	86,170,098.96	16.02	8.230	96.31	662	89.84	15.87	100.00
Without MI:	97	15,522,784.36	2.89	8.352	97.68	618	88.38	35.24	0.00
90.01 to 95.00%
With MI:	73	12,428,142.54	2.31	8.227	92.96	657	93.79	36.43	100.00
Without MI:	123	17,448,581.41	3.24	8.323	95.53	602	89.82	71.68	0.00
95.01 to 100.00%
With MI:	142	15,538,792.05	2.89	9.184	88.41	649	92.14	36.58	100.00
Without MI:	1,412	191,298,767.58	35.57	7.551	93.75	640	81.11	50.01	0.00
Subtotal (First Lien):	3,054	$496,202,341.20	92.26%	7.781%	91.69%	632	81.73%	42.35%	29.81%

Second Lien Loans:
85.01 to 90.00%	10	$333,182.68	0.06%	10.095%	0.00%	681	89.91%	31.71%	0.00%
90.01 to 95.00%	35	1,233,291.39	0.23	10.417	0.00	646	94.60	78.97	0.00
95.01 to 100.00%	1,106	40,066,463.90	7.45	10.597	0.00	649	99.97	51.40	0.00
Subtotal (Second Lien):	1,151	$41,632,937.97	7.74%	10.588%	0.00%	649	99.73%	52.06%	0.00%

Total:	4,205	$537,835,279.17	100.00%	7.998%	84.59%	634	83.12%	43.10%	27.50%

*Includes all liens on the mortgaged property.

Collateral Characteristics - Group 1 (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

FICO Score

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

500 - 520	63	$12,286,836.50	2.28%	8.352%	93.19%	509	68.28%	71.13%	1.38%
521 - 540	85	15,097,714.82	2.81	8.233	97.71	530	73.39	69.62	3.67
541 - 560	148	23,596,446.28	4.39	8.418	97.13	550	79.02	59.58	13.39
561 - 580	302	43,375,880.64	8.06	7.999	93.16	571	81.17	72.11	16.23
581 - 600	534	55,723,190.60	10.36	8.004	78.21	591	83.00	77.45	10.71
601 - 620	564	64,635,258.17	12.02	7.871	82.39	610	83.38	58.11	23.58
621 - 640	737	88,741,467.27	16.50	8.085	82.96	630	84.06	35.38	30.01
641 - 660	577	71,771,391.20	13.34	8.246	83.14	650	85.51	22.34	37.98
661 - 680	420	54,570,318.83	10.15	7.890	84.10	670	85.04	26.56	35.59
681 - 700	303	41,073,122.78	7.64	7.600	84.82	689	84.59	26.31	36.62
701 - 720	207	28,094,142.25	5.22	7.764	82.74	710	84.71	21.81	37.15
721 - 740	152	20,430,814.51	3.80	7.853	80.77	730	84.64	20.19	37.22
741 - 760	67	10,567,531.38	1.96	7.934	75.65	751	83.21	17.80	47.12
761 - 780	27	4,404,961.74	0.82	7.411	88.68	767	83.73	31.07	56.75
781 >=	19	3,466,202.20	0.64	7.849	84.24	797	83.23	7.62	54.83

Total:	4,205	$537,835,279.17	100.00%	7.998%	84.59%	634	83.12%	43.10%	27.50%

Property Type

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Single Family	3,021	$364,837,565.53	67.83%	8.020%	84.08%	627	82.90%	46.21%	25.86%
PUD	442	62,695,029.62	11.66	7.847	84.11	638	84.18	47.86	25.17
2-4 Family	292	58,337,218.35	10.85	8.071	89.32	656	82.50	23.71	45.12
Condo	438	51,089,368.65	9.50	7.945	83.37	648	84.09	36.97	22.33
Townhouse	12	876,097.02	0.16	7.888	88.71	640	82.84	55.32	5.85

Total:	4,205	$537,835,279.17	100.00%	7.998%	84.59%	634	83.12%	43.10%	27.50%

Collateral Characteristics - Group 1 (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Prepayment Premium Term by Product Type ($)

Amortization Type	No Premium	1 – 12 Months	13 – 24 Months	25 – 36 Months	37 – 48 Months	49 – 60 Months	Total

2/28 ARM (Libor)	$70,625,385.37	$7,340,519.30	$133,863,487.37	$21,553,994.29	$0.00	$0.00	$233,383,386.33
2/38 ARM (Libor)	33,157,826.24	7,494,353.43	87,995,428.12	17,312,679.97	0.00	0.00	145,960,287.76
Fixed Rate	32,048,932.06	3,513,696.95	15,544,144.25	31,777,426.38	0.00	0.00	82,884,199.64
3/27 ARM (Libor)	30,748,817.52	1,394,525.86	2,233,595.92	10,032,496.39	0.00	0.00	44,409,435.69
3/37 ARM (Libor)	15,211,816.77	274,272.60	1,445,318.61	5,648,883.30	0.00	0.00	22,580,291.28
5/25 ARM (Libor)	1,047,560.25	0.00	529,373.37	4,476,932.18	0.00	0.00	6,053,865.80
6 Month Libor ARM	1,993,561.29	0.00	336,769.63	233,481.75	0.00	0.00	2,563,812.67

Total:	$184,833,899.50	$20,017,368.14	$241,948,117.27	$91,035,894.26	$0.00	$0.00	$537,835,279.17

Prepayment Premium Term by Product Type (%)

Amortization Type	No Premium	1 – 12 Months	13 – 24 Months	25 – 36 Months	37 – 48 Months	49 – 60 Months	Total

2/28 ARM (Libor)	30.26%	3.15%	57.36%	9.24%	0.00%	0.00%	43.39%
2/38 ARM (Libor)	22.72	5.13	60.29	11.86	0.00	0.00	27.14
Fixed Rate	38.67	4.24	18.75	38.34	0.00	0.00	15.41
3/27 ARM (Libor)	69.24	3.14	5.03	22.59	0.00	0.00	8.26
3/37 ARM (Libor)	67.37	1.21	6.40	25.02	0.00	0.00	4.20
5/25 ARM (Libor)	17.30	0.00	8.74	73.95	0.00	0.00	1.13
6 Month Libor ARM	77.76	0.00	13.14	9.11	0.00	0.00	0.48

Total:	34.37%	3.72%	44.99%	16.93%	0.00%	0.00%	100.00%

Collateral Characteristics - Group 1 (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Prepayment Premium Description – Top 5

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

6 Mo. Int. on Amount Prepaid > 20% Orig. Bal.	1,874	$290,038,383.68	53.93%	7.653%	86.81%	625	79.40%	50.98%	17.15%
None	1,758	184,833,899.50	34.37	8.426	82.66	643	86.15	33.37	30.07
3% 2% 1% of Orig. Bal	423	52,526,850.37	9.77	8.154	82.28	648	90.91	34.95	70.38
1% of Orig. Bal. >20% Orig. Bal.	77	4,414,354.27	0.82	9.395	76.47	638	92.28	29.15	46.92
2% of UPB	20	2,803,501.04	0.52	8.782	95.84	654	93.65	41.06	82.68
Other	53	3,218,290.31	0.60	9.372	34.63	649	95.67	45.43	37.89

Total:	4,205	$537,835,279.17	100.00%	7.998%	84.59%	634	83.12%	43.10%	27.50%

Documentation Type

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Stated	2,051	$290,277,856.97	53.97%	8.281%	87.82%	653	84.17%	0.00%	38.97%
Full	2,050	231,804,534.86	43.10	7.655	80.13	610	81.86	100.00	13.59
Limited	104	15,752,887.34	2.93	7.817	90.69	612	82.29	0.00	20.79

Total:	4,205	$537,835,279.17	100.00%	7.998%	84.59%	634	83.12%	43.10%	27.50%

Collateral Characteristics - Group 1 (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Debt to Income Ratio

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Full Doc Loans:
15.01 to 20.00	11	$857,923.82	0.16%	8.291%	87.73%	593	80.61%	100.00%	22.93%
20.01 to 25.00	56	5,468,212.90	1.02	7.897	74.23	598	78.14	100.00	13.91
25.01 to 30.00	121	13,634,357.78	2.54	7.620	79.05	611	80.67	100.00	15.18
30.01 to 35.00	176	20,044,442.16	3.73	7.523	73.96	621	79.33	100.00	9.35
35.01 to 40.00	304	30,176,420.22	5.61	7.831	79.05	619	83.12	100.00	17.50
40.01 to 45.00	466	47,129,744.97	8.76	7.762	77.24	611	82.68	100.00	11.24
45.01 to 50.00	811	89,453,816.13	16.63	7.707	81.02	609	83.47	100.00	9.89
50.01 to 55.00	103	24,584,366.22	4.57	7.120	90.10	594	76.86	100.00	29.17
55.01 to 60.00	2	455,250.66	0.08	6.446	100.00	595	60.45	100.00	0.00
Subtotal (Full Doc):	2,050	$231,804,534.86	43.10%	7.655%	80.13%	610	81.86%	100.00%	13.59%

Non-Full Doc Loans:
15.01 to 20.00	23	$3,730,091.89	0.69%	8.354%	89.43%	681	84.80%	0.00%	61.33%
20.01 to 25.00	112	15,807,523.08	2.94	8.540	92.39	660	86.47	0.00	71.14
25.01 to 30.00	197	27,416,211.65	5.10	8.601	91.81	658	85.26	0.00	61.62
30.01 to 35.00	231	29,491,402.76	5.48	8.350	91.45	661	84.25	0.00	47.57
35.01 to 40.00	355	46,668,628.38	8.68	8.294	84.01	649	83.57	0.00	41.02
40.01 to 45.00	500	68,100,406.94	12.66	8.140	86.67	650	83.93	0.00	27.77
45.01 to 50.00	633	91,765,460.15	17.06	8.145	86.10	654	84.02	0.00	25.22
50.01 to 55.00	104	23,051,019.46	4.29	8.245	94.93	618	82.37	0.00	46.64
Subtotal (Non-Full Doc):	2,155	$306,030,744.31	56.90%	8.258%	87.97%	651	84.08%	0.00%	38.04%

Total:	4,205	$537,835,279.17	100.00%	7.998%	84.59%	634	83.12%	43.10%	27.50%

Collateral Characteristics - Group 1 (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Mortgage Rates

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Adjustable Rate Loans:
Less than 5.501	1	$233,481.75	0.04%	5.450%	100.00%	609	79.71%	100.00%	0.00%
5.501 to 6.000	55	13,486,997.85	2.51	5.839	100.00	642	74.69	91.53	16.46
6.001 to 6.500	201	42,115,606.01	7.83	6.303	100.00	638	77.82	80.63	16.67
6.501 to 7.000	334	64,962,044.24	12.08	6.769	100.00	639	79.07	61.68	13.44
7.001 to 7.500	376	71,661,174.35	13.32	7.292	100.00	639	79.86	39.32	20.37
7.501 to 8.000	491	88,482,789.59	16.45	7.757	100.00	635	81.96	26.57	32.51
8.001 to 8.500	383	62,575,466.48	11.63	8.264	100.00	629	83.55	24.36	42.10
8.501 to 9.000	349	50,933,949.62	9.47	8.764	100.00	616	86.52	32.16	41.99
9.001 to 9.500	223	27,087,902.81	5.04	9.277	100.00	620	88.23	22.86	47.79
9.501 to 10.000	178	19,933,332.75	3.71	9.749	100.00	619	89.75	31.61	52.04
10.001 to 10.500	83	7,456,183.28	1.39	10.256	100.00	617	87.81	22.54	60.45
10.501 to 11.000	42	3,312,012.06	0.62	10.753	100.00	633	90.51	37.29	47.52
Greater than 11.000	42	2,710,138.74	0.50	11.346	100.00	601	87.30	15.65	40.24
Subtotal (ARM Loans):	2,758	$454,951,079.53	84.59%	7.794%	100.00%	632	82.25%	40.83%	30.68%

Fixed Rate Loans:
6.001 to 6.500	38	$8,379,546.12	1.56%	6.326%	0.00%	657	68.34%	77.63%	3.86%
6.501 to 7.000	34	6,970,897.66	1.30	6.752	0.00	650	69.84	79.78	9.13
7.001 to 7.500	28	4,529,428.07	0.84	7.301	0.00	636	71.23	67.80	9.96
7.501 to 8.000	54	7,846,610.73	1.46	7.747	0.00	636	77.12	53.50	11.93
8.001 to 8.500	44	5,405,767.51	1.01	8.262	0.00	621	82.52	44.02	32.07
8.501 to 9.000	80	5,650,521.93	1.05	8.776	0.00	653	89.54	46.68	32.92
9.001 to 9.500	112	5,265,488.97	0.98	9.230	0.00	665	94.73	72.25	17.65
9.501 to 10.000	257	9,123,937.22	1.70	9.877	0.00	661	98.72	49.48	6.66
10.001 to 10.500	185	7,707,047.00	1.43	10.318	0.00	669	98.62	29.27	6.13
10.501 to 11.000	147	5,474,211.88	1.02	10.705	0.00	644	98.78	36.69	3.31
Greater than 11.000	468	16,530,742.55	3.07	11.521	0.00	616	99.54	55.18	1.26
Subtotal (Fixed Rate):	1,447	$82,884,199.64	15.41%	9.115%	0.00%	644	87.89%	55.57%	10.06%

Total:	4,205	$537,835,279.17	100.00%	7.998%	84.59%	634	83.12%	43.10%	27.50%

Collateral Characteristics - Group 1 (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Gross Margin

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

4.501 - 5.000	2,638	$429,032,864.90	94.30%	7.789%	100.00%	636	82.75%	39.35%	32.10%
5.501 - 6.000	74	15,910,491.57	3.50	7.766	100.00	570	75.28	63.70	11.62
6.501 - 7.000	46	10,007,723.06	2.20	8.090	100.00	540	71.71	67.77	0.00

Total:	2,758	$454,951,079.53	100.00%	7.794%	100.00%	632	82.25%	40.83%	30.68%

Initial Periodic Cap

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

1.000	190	$42,022,082.35	9.24%	7.179%	100.00%	666	83.66%	64.25%	44.92%
2.000	2,114	339,512,718.66	74.63	7.879	100.00	626	82.22	37.52	30.03
3.000	454	73,416,278.52	16.14	7.754	100.00	639	81.60	42.73	25.51

Total:	2,758	$454,951,079.53	100.00%	7.794%	100.00%	632	82.25%	40.83%	30.68%

Collateral Characteristics - Group 1 (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Subsequent Periodic Cap

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

1.000	2,758	$454,951,079.53	100.00%	7.794%	100.00%	632	82.25%	40.83%	30.68%

Total:	2,758	$454,951,079.53	100.00%	7.794%	100.00%	632	82.25%	40.83%	30.68%

Maximum Rate

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

11.001 - 11.500	1	$233,481.75	0.05%	5.450%	100.00%	609	79.71%	100.00%	0.00%
11.501 - 12.000	55	13,486,997.85	2.96	5.839	100.00	642	74.69	91.53	16.46
12.001 - 12.500	201	42,115,606.01	9.26	6.303	100.00	638	77.82	80.63	16.67
12.501 - 13.000	334	64,962,044.24	14.28	6.769	100.00	639	79.07	61.68	13.44
13.001 - 13.500	376	71,661,174.35	15.75	7.292	100.00	639	79.86	39.32	20.37
13.501 - 14.000	491	88,482,789.59	19.45	7.757	100.00	635	81.96	26.57	32.51
14.001 - 14.500	383	62,575,466.48	13.75	8.264	100.00	629	83.55	24.36	42.10
14.501 - 15.000	349	50,933,949.62	11.20	8.764	100.00	616	86.52	32.16	41.99
15.001 - 15.500	223	27,087,902.81	5.95	9.277	100.00	620	88.23	22.86	47.79
15.501 - 16.000	178	19,933,332.75	4.38	9.749	100.00	619	89.75	31.61	52.04
16.001 - 16.500	83	7,456,183.28	1.64	10.256	100.00	617	87.81	22.54	60.45
16.501 - 17.000	42	3,312,012.06	0.73	10.753	100.00	633	90.51	37.29	47.52
17.001 - 17.500	33	2,229,380.53	0.49	11.237	100.00	603	87.20	12.48	39.27
17.501 - 18.000	7	361,295.23	0.08	11.764	100.00	612	88.30	20.57	59.49
18.001 - 18.500	2	119,462.98	0.03	12.125	100.00	538	85.98	59.84	0.00

Total:	2,758	$454,951,079.53	100.00%	7.794%	100.00%	632	82.25%	40.83%	30.68%

Collateral Characteristics - Group 1 (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Minimum Rate

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

<= 5.500	1	$233,481.75	0.05%	5.450%	100.00%	609	79.71%	100.00%	0.00%
5.501 - 6.000	54	13,231,029.67	2.91	5.840	100.00	644	74.92	93.30	16.78
6.001 - 6.500	199	41,785,379.35	9.18	6.303	100.00	638	77.93	80.48	16.80
6.501 - 7.000	337	65,548,239.08	14.41	6.763	100.00	638	78.93	61.64	13.32
7.001 - 7.500	376	71,661,174.35	15.75	7.292	100.00	639	79.86	39.32	20.37
7.501 - 8.000	491	88,482,789.59	19.45	7.757	100.00	635	81.96	26.57	32.51
8.001 - 8.500	383	62,575,466.48	13.75	8.264	100.00	629	83.55	24.36	42.10
8.501 - 9.000	349	50,933,949.62	11.20	8.764	100.00	616	86.52	32.16	41.99
9.001 - 9.500	223	27,087,902.81	5.95	9.277	100.00	620	88.23	22.86	47.79
9.501 - 10.000	178	19,933,332.75	4.38	9.749	100.00	619	89.75	31.61	52.04
10.001 - 10.500	83	7,456,183.28	1.64	10.256	100.00	617	87.81	22.54	60.45
10.501 - 11.000	42	3,312,012.06	0.73	10.753	100.00	633	90.51	37.29	47.52
11.001 - 11.500	33	2,229,380.53	0.49	11.237	100.00	603	87.20	12.48	39.27
11.501 - 12.000	7	361,295.23	0.08	11.764	100.00	612	88.30	20.57	59.49
12.001 - 12.500	2	119,462.98	0.03	12.125	100.00	538	85.98	59.84	0.00

Total:	2,758	$454,951,079.53	100.00%	7.794%	100.00%	632	82.25%	40.83%	30.68%

Months to Next Rate Adjustment

(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

1 - 12	17	$2,787,019.82	0.61%	7.948%	100.00%	654	87.81%	38.25%	48.67%
13 - 24	2,289	379,120,466.94	83.33	7.802	100.00	630	82.33	40.54	31.51
25 - 36	421	66,989,726.97	14.72	7.766	100.00	637	81.82	42.06	23.09
37 >=	31	6,053,865.80	1.33	7.577	100.00	670	79.75	46.57	53.84

Total:	2,758	$454,951,079.53	100.00%	7.794%	100.00%	632	82.25%	40.83%	30.68%

LBMC 2006-WL3 Collateral Summary – Group 2

Total Number of Loans	6,769
Total Outstanding Loan Balance	$1,380,038,954
Average Loan Principal Balance	$203,876
Fixed Rate	16.8%
Adjustable Rate	83.2%
Prepayment Premium	67.6%
Weighted Average Coupon	7.8%
Weighted Average Margin	5.1%
Weighted Average Initial Periodic Cap	2.0%
Weighted Average Periodic Cap	1.0%
Weighted Average Maximum Rate	13.6%
Weighted Average Floor	7.6%
Weighted Average Original Term (mo.)	407
Weighted Average Remaining Term (mo.)	404
Weighted Average Loan Age (mo.)	3
Weighted Average Combined LTV	83.5%
Weighted Average Effective Combined LTV	76.5%
Weighted Average Full Combined LTV	91.6%
% of Loans with Junior Liens	42.7%
Non-Zero Weighted Average FICO	637
Non-Zero Weighted Average DTI	40.9%
% IO Loans	8.6%

Product Type
2/28 ARM (Libor)	37.5%
2/38 ARM (Libor)	33.6%
Fixed Rate	16.8%
Other	6.1%
3/27 ARM (Libor)	6.0%

Amortization Type
Full Amortization	91.4%
Interest Only	8.6%

Documentation Type
Full	50.8%
Stated	46.6%
Limited	2.7%

Primary Mortgage Insurance Coverage
Yes	23.4%
No	76.6%

Primary Mortgage Insurance Coverage
(First Lien Loans with LTV > 80%)
Yes	73.5%
No	26.5%

Lien Position
First	90.9%
Second	9.1%

Loan Purpose
Purchase	63.5%
Cash Out Refinance	33.6%
Rate/Term Refinance	2.9%

Geographic Distribution
(Other states account individually for less than
5% of the Statistical Cut-off Date principal balance)
CA	40.0%
FL	8.1%
IL	5.5%
NJ	5.2%

Occupancy Status
Primary Home	88.2%
Investment	10.3%
Second Home	1.4%

Collateral information is as of the Cut-off Date.

Collateral Characteristics - Group 2

Collateral Characteristics are listed below as of the Cut-off Date.

Product Type

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Non- IO Loans:
2/28 ARM (Libor)	2,123	$411,282,457.40	29.80%	7.932%	100.00%	609	82.01%	61.95%	27.48%
2/38 ARM (Libor)	1,413	463,835,474.37	33.61	7.393	100.00	647	82.98	36.85	26.95
3/27 ARM (Libor)	365	71,181,115.27	5.16	7.792	100.00	618	81.00	61.00	23.76
5/25 ARM (Libor)	24	5,815,221.20	0.42	7.309	100.00	668	78.45	58.91	15.65
6 Month Libor ARM	36	12,630,942.35	0.92	7.515	100.00	629	82.00	52.06	24.91
Fixed Rate	2,261	231,449,059.22	16.77	9.165	0.00	651	90.03	54.96	12.81
3/37 ARM (Libor)	239	64,674,329.30	4.69	7.456	100.00	648	81.91	48.23	22.13
Subtotal (Non-IO):	6,461	$1,260,868,599.11	91.36%	7.920%	81.64%	634	83.76%	50.56%	24.02%

Interest-Only Loans:
2/28 ARM (Libor)	273	$106,627,505.39	7.73%	6.964%	100.00%	670	81.23%	51.74%	16.25%
3/27 ARM (Libor)	30	11,460,349.07	0.83	6.886	100.00	698	79.37	58.29	20.67
5/25 ARM (Libor)	5	1,082,500.00	0.08	7.677	100.00	673	85.58	92.61	44.48
Subtotal (IO Loans):	308	$119,170,354.46	8.64%	6.963%	100.00%	673	81.09%	52.74%	16.93%

Total:	6,769	$1,380,038,953.57	100.00%	7.838%	83.23%	637	83.53%	50.75%	23.41%

IO Term

(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Interest-Only Loans:
24	273	$106,627,505.39	89.47%	6.964%	100.00%	670	81.23%	51.74%	16.25%
36	30	11,460,349.07	9.62	6.886	100.00	698	79.37	58.29	20.67
60	5	1,082,500.00	0.91	7.677	100.00	673	85.58	92.61	44.48

Total:	308	$119,170,354.46	100.00%	6.963%	100.00%	673	81.09%	52.74%	16.93%

Collateral Characteristics - Group 2 (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Amortization Type

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Fully Amortizing: Term <= 20 years	45	$2,434,951.32	0.18%	8.683%	0.00%	634	83.71%	73.13%	19.57%
Fully Amortizing: 20 < Term <= 30 years	4,700	714,817,875.15	51.80	8.313	70.08	623	84.47	58.86	22.17
Fully Amortizing: Term > 30 years	1,716	543,615,772.64	39.39	7.400	97.22	647	82.82	39.55	26.49
IO: IO Term <= 3 years	303	118,087,854.46	8.56	6.956	100.00	673	81.05	52.37	16.68
IO: IO Term > 3 years	5	1,082,500.00	0.08	7.677	100.00	673	85.58	92.61	44.48

Total:	6,769	$1,380,038,953.57	100.00%	7.838%	83.23%	637	83.53%	50.75%	23.41%

Scheduled Principal Balances

($)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

0.01 - 50,000.00	689	$26,577,186.20	1.93%	10.204%	29.43%	630	93.31%	61.85%	13.14%
50,000.01 - 100,000.00	1,621	120,708,436.91	8.75	9.642	38.49	638	91.84	53.67	16.67
100,000.01 - 150,000.00	1,088	133,303,682.83	9.66	8.734	60.11	627	87.08	63.75	21.82
150,000.01 - 200,000.00	774	134,756,824.07	9.76	7.947	82.24	623	83.29	67.36	22.59
200,000.01 - 250,000.00	559	125,577,240.40	9.10	7.658	93.36	630	82.07	55.53	26.47
250,000.01 - 300,000.00	511	139,491,320.75	10.11	7.407	94.02	634	81.93	47.86	24.17
300,000.01 - 350,000.00	367	118,388,492.99	8.58	7.371	92.81	646	82.57	47.51	27.84
350,000.01 - 400,000.00	279	104,705,720.19	7.59	7.225	93.27	641	81.82	51.10	23.99
400,000.01 - 450,000.00	248	106,228,969.27	7.70	7.284	94.01	649	81.79	31.61	25.70
450,000.01 - 500,000.00	189	89,525,128.77	6.49	7.233	92.59	643	81.66	40.26	25.89
500,000.01 - 550,000.00	126	66,146,569.04	4.79	7.379	96.06	644	82.54	45.44	27.94
550,000.01 - 600,000.00	95	54,553,293.67	3.95	7.464	92.72	651	82.72	35.53	31.39
600,000.01 - 650,000.00	65	40,719,272.12	2.95	7.400	95.37	641	82.83	55.45	26.13
650,000.01 >=	158	119,356,816.36	8.65	7.576	93.58	637	79.21	46.52	15.26

Total:	6,769	$1,380,038,953.57	100.00%	7.838%	83.23%	637	83.53%	50.75%	23.41%

Collateral Characteristics - Group 2 (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Lien Position

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

1st Lien	5,110	$1,254,223,570.04	90.88%	7.559%	91.58%	634	81.91%	52.76%	25.76%
2nd Lien	1,659	125,815,383.53	9.12	10.614	0.00	663	99.67	30.69	0.00

Total:	6,769	$1,380,038,953.57	100.00%	7.838%	83.23%	637	83.53%	50.75%	23.41%

Loan Purpose

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Purchase	4,528	$876,536,829.55	63.52%	7.918%	82.66%	654	85.00%	37.04%	18.29%
Cash Out Refinance	2,055	464,168,416.65	33.63	7.684	84.11	608	80.91	73.76	31.87
Rate/Term Refinance	186	39,333,707.37	2.85	7.864	85.60	600	81.67	84.90	37.83

Total:	6,769	$1,380,038,953.57	100.00%	7.838%	83.23%	637	83.53%	50.75%	23.41%

Occupancy Status

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Primary Home	5,786	$1,217,751,219.19	88.24%	7.797%	81.97%	634	83.23%	49.57%	17.99%
Investment	907	142,728,568.38	10.34	8.218	92.89	656	85.39	58.26	61.52
Second Home	76	19,559,166.00	1.42	7.567	90.88	665	88.47	69.30	83.10

Total:	6,769	$1,380,038,953.57	100.00%	7.838%	83.23%	637	83.53%	50.75%	23.41%

Original Terms to Stated Maturity

(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

1 - 180	33	$1,515,445.99	0.11%	8.700%	0.00%	629	82.91%	85.54%	20.34%
181 - 240	12	919,505.33	0.07	8.654	0.00	643	85.03	52.67	18.29
241 - 360	5,008	833,988,229.61	60.43	8.120	74.35	630	83.99	57.99	21.42
361 - 480	1,716	543,615,772.64	39.39	7.400	97.22	647	82.82	39.55	26.49

Total:	6,769	$1,380,038,953.57	100.00%	7.838%	83.23%	637	83.53%	50.75%	23.41%

Collateral Characteristics - Group 2 (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Remaining Terms to Stated Maturity

(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

1 - 180	33	$1,515,445.99	0.11%	8.700%	0.00%	629	82.91%	85.54%	20.34%
181 - 240	12	919,505.33	0.07	8.654	0.00	643	85.03	52.67	18.29
241 - 360	5,008	833,988,229.61	60.43	8.120	74.35	630	83.99	57.99	21.42
361 - 480	1,716	543,615,772.64	39.39	7.400	97.22	647	82.82	39.55	26.49

Total:	6,769	$1,380,038,953.57	100.00%	7.838%	83.23%	637	83.53%	50.75%	23.41%

State Distribution (Top 10)

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

CA	1,998	$552,455,163.54	40.03%	7.701%	84.78%	651	84.22%	35.62%	20.08%
FL	624	111,928,673.88	8.11	7.873	80.29	631	83.23	55.87	32.44
IL	417	76,397,198.02	5.54	7.967	85.85	643	83.31	48.28	20.95
NJ	296	72,210,654.52	5.23	7.934	82.29	642	82.47	41.60	24.22
NY	206	58,874,985.05	4.27	7.664	77.95	651	82.53	33.96	25.37
TX	420	53,556,358.12	3.88	8.116	64.61	617	81.96	64.97	11.84
WA	262	52,597,218.10	3.81	7.623	85.19	623	83.52	77.25	30.26
MD	226	50,152,355.29	3.63	7.676	80.38	619	80.47	65.02	23.77
VA	175	37,212,108.18	2.70	8.049	84.96	630	83.48	47.91	17.57
GA	169	25,168,335.64	1.82	8.248	85.87	614	87.00	77.66	26.72
Other	1,976	289,485,903.23	20.98	8.015	85.15	620	83.38	72.10	27.63

Total:	6,769	$1,380,038,953.57	100.00%	7.838%	83.23%	637	83.53%	50.75%	23.41%

Collateral Characteristics - Group 2 (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Original Combined Loan-to-Value Ratio*

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

First Lien Loans:
Less than 60.01%	139	$26,822,311.97	1.94%	7.089%	68.65%	599	49.52%	77.46%	0.00%
60.01 to 70.00%	236	55,738,993.34	4.04	7.438	82.48	596	66.96	67.07	0.00
70.01 to 80.00%	2,675	732,110,879.58	53.05	7.271	92.63	643	79.45	42.91	0.00
80.01 to 85.00%
With MI:	346	84,921,491.37	6.15	7.730	87.83	620	84.65	65.61	100.00
Without MI:	97	22,232,999.68	1.61	8.280	94.06	582	84.83	60.66	0.00
85.01 to 90.00%
With MI:	839	182,754,203.73	13.24	7.923	92.92	652	89.80	55.43	100.00
Without MI:	286	51,464,183.11	3.73	8.378	97.75	595	89.89	72.35	0.00
90.01 to 95.00%
With MI:	181	45,108,793.17	3.27	8.258	87.69	633	94.81	74.81	100.00
Without MI:	182	34,956,112.06	2.53	8.637	97.84	588	94.74	85.86	0.00
95.01 to 100.00%
With MI:	58	10,317,661.37	0.75	8.486	92.09	641	99.90	99.18	100.00
Without MI:	71	7,795,940.66	0.56	9.202	92.37	606	99.83	99.35	0.00
Subtotal (First Lien):	5,110	$1,254,223,570.04	90.88%	7.559%	91.58%	634	81.91%	52.76%	25.76%

Second Lien Loans:
80.01 to 85.00%	2	$182,211.73	0.01%	9.221%	0.00%	662	82.10%	100.00%	0.00%
85.01 to 90.00%	25	1,816,626.48	0.13	10.778	0.00	649	89.75	50.27	0.00
90.01 to 95.00%	39	2,683,476.38	0.19	10.794	0.00	652	94.37	33.63	0.00
95.01 to 100.00%	1,593	121,133,068.94	8.78	10.610	0.00	664	99.96	30.23	0.00
Subtotal (Second Lien):	1,659	$125,815,383.53	9.12%	10.614%	0.00%	663	99.67%	30.69%	0.00%

Total:	6,769	$1,380,038,953.57	100.00%	7.838%	83.23%	637	83.53%	50.75%	23.41%

*Includes the loan in the securitization and any senior liens.

Collateral Characteristics - Group 2 (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Original Effective Combined Loan-to-Value Ratio*

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

First Lien Loans:
Less than 60.01%	1,563	$349,924,461.61	25.36%	7.872%	89.12%	637	86.41%	63.38%	92.33%
60.01 to 70.00%	236	55,738,993.34	4.04	7.438	82.48	596	66.96	67.07	0.00
70.01 to 80.00%	2,675	732,110,879.58	53.05	7.271	92.63	643	79.45	42.91	0.00
80.01 to 85.00%	97	22,232,999.68	1.61	8.280	94.06	582	84.83	60.66	0.00
85.01 to 90.00%	286	51,464,183.11	3.73	8.378	97.75	595	89.89	72.35	0.00
90.01 to 95.00%	182	34,956,112.06	2.53	8.637	97.84	588	94.74	85.86	0.00
95.01 to 100.00%	71	7,795,940.66	0.56	9.202	92.37	606	99.83	99.35	0.00
Subtotal (First Lien):	5,110	$1,254,223,570.04	90.88%	7.559%	91.58%	634	81.91%	52.76%	25.76%

Second Lien Loans:
80.01 to 85.00%	2	$182,211.73	0.01%	9.221%	0.00%	662	82.10%	100.00%	0.00%
85.01 to 90.00%	25	1,816,626.48	0.13	10.778	0.00	649	89.75	50.27	0.00
90.01 to 95.00%	39	2,683,476.38	0.19	10.794	0.00	652	94.37	33.63	0.00
95.01 to 100.00%	1,593	121,133,068.94	8.78	10.610	0.00	664	99.96	30.23	0.00
Subtotal (Second Lien):	1,659	$125,815,383.53	9.12%	10.614%	0.00%	663	99.67%	30.69%	0.00%

Total:	6,769	$1,380,038,953.57	100.00%	7.838%	83.23%	637	83.53%	50.75%	23.41%

*Combined LTV after taking mortgage insurance into account.

Collateral Characteristics - Group 2 (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Original Full Combined Loan-to-Value Ratio*

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

First Lien Loans:
Less than 60.01%	136	$25,256,072.66	1.83%	7.067%	67.37%	598	49.55%	80.68%	0.00%
60.01 to 70.00%	231	53,272,558.92	3.86	7.487	83.88	592	66.49	66.32	0.00
70.01 to 80.00%	762	184,448,265.88	13.37	7.610	83.35	596	77.92	68.49	0.00
80.01 to 85.00%
With MI:	318	79,605,943.81	5.77	7.678	87.24	619	84.67	65.48	100.00
Without MI:	81	23,008,665.03	1.67	8.074	90.39	590	82.89	62.40	0.00
85.01 to 90.00%
With MI:	734	168,425,949.34	12.20	7.881	93.06	650	89.78	55.15	100.00
Without MI:	242	55,894,528.34	4.05	8.010	95.44	608	87.26	63.66	0.00
90.01 to 95.00%
With MI:	194	47,651,695.22	3.45	8.233	89.11	632	94.23	74.58	100.00
Without MI:	234	53,671,978.88	3.89	8.025	94.89	617	88.45	69.66	0.00
95.01 to 100.00%
With MI:	178	27,418,561.27	1.99	8.518	90.48	657	93.18	74.52	100.00
Without MI:	2,000	535,569,350.69	38.81	7.229	96.09	656	80.53	35.74	0.00
Subtotal (First Lien):	5,110	$1,254,223,570.04	90.88%	7.559%	91.58%	634	81.91%	52.76%	25.76%

Second Lien Loans:
80.01 to 85.00%	2	$182,211.73	0.01%	9.221%	0.00%	662	82.10%	100.00%	0.00%
85.01 to 90.00%	25	1,816,626.48	0.13	10.778	0.00	649	89.75	50.27	0.00
90.01 to 95.00%	39	2,683,476.38	0.19	10.794	0.00	652	94.37	33.63	0.00
95.01 to 100.00%	1,593	121,133,068.94	8.78	10.610	0.00	664	99.96	30.23	0.00
Subtotal (Second Lien):	1,659	$125,815,383.53	9.12%	10.614%	0.00%	663	99.67%	30.69%	0.00%

Total:	6,769	$1,380,038,953.57	100.00%	7.838%	83.23%	637	83.53%	50.75%	23.41%

*Includes all liens on the mortgaged property.

Collateral Characteristics - Group 2 (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

FICO Score

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

480 - 499	1	$67,407.73	0.00%	9.900%	100.00%	498	90.00%	100.00%	0.00%
500 - 520	170	31,697,116.95	2.30	8.651	92.11	510	74.04	86.27	5.19
521 - 540	219	45,530,928.46	3.30	8.615	96.63	530	78.33	78.99	20.34
541 - 560	295	55,744,326.81	4.04	8.406	92.20	551	80.86	80.42	28.15
561 - 580	501	104,857,269.78	7.60	8.080	92.15	571	83.40	83.40	25.93
581 - 600	659	118,818,336.35	8.61	7.835	84.00	591	83.54	81.21	19.88
601 - 620	773	154,312,933.23	11.18	7.669	84.22	611	83.78	68.58	26.24
621 - 640	1,115	219,366,888.34	15.90	7.928	81.24	630	84.18	41.48	21.64
641 - 660	887	171,974,351.21	12.46	7.885	77.97	650	84.28	36.26	22.74
661 - 680	770	166,864,934.28	12.09	7.705	82.20	670	84.56	36.09	26.77
681 - 700	591	134,192,147.27	9.72	7.517	80.80	690	84.33	28.34	21.72
701 - 720	316	70,349,874.84	5.10	7.534	80.69	710	84.27	24.69	24.50
721 - 740	214	47,443,573.05	3.44	7.563	77.16	730	84.89	23.58	23.17
741 - 760	131	30,334,119.06	2.20	7.488	77.84	750	84.58	32.63	25.32
761 - 780	85	20,006,819.96	1.45	7.431	77.24	769	81.44	45.86	33.59
781 >=	42	8,477,926.25	0.61	7.640	85.04	791	83.65	37.70	25.85

Total:	6,769	$1,380,038,953.57	100.00%	7.838%	83.23%	637	83.53%	50.75%	23.41%

Property Type

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Single Family	4,851	$962,330,684.61	69.73%	7.864%	82.89%	635	83.48%	50.24%	22.48%
PUD	812	188,589,369.23	13.67	7.716	83.21	631	83.37	59.34	19.79
2-4 Family	599	140,635,846.35	10.19	7.806	85.49	658	83.01	41.30	30.41
Condo	494	86,832,087.20	6.29	7.868	83.24	642	85.36	52.72	30.31
Townhouse	13	1,650,966.18	0.12	7.413	89.61	647	77.77	71.55	21.68

Total:	6,769	$1,380,038,953.57	100.00%	7.838%	83.23%	637	83.53%	50.75%	23.41%

Collateral Characteristics - Group 2 (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Prepayment Premium Term by Product Type ($)

Amortization Type	No Premium	1 – 12 Months	13 – 24 Months	25 – 36 Months	37 – 48 Months	49 – 60 Months	Total

2/28 ARM (Libor)	$156,305,165.52	$25,980,727.61	$301,122,461.38	$34,501,608.28	$0.00	$0.00	$517,909,962.79
2/38 ARM (Libor)	93,471,410.76	40,151,473.80	289,653,327.15	40,559,262.66	0.00	0.00	463,835,474.37
Fixed Rate	77,463,453.25	14,539,438.58	70,576,071.96	68,870,095.43	0.00	0.00	231,449,059.22
3/27 ARM (Libor)	63,186,326.07	2,250,056.39	2,682,997.47	14,522,084.41	0.00	0.00	82,641,464.34
3/37 ARM (Libor)	42,812,844.63	651,276.07	1,462,977.16	19,747,231.44	0.00	0.00	64,674,329.30
6 Month Libor ARM	9,794,237.08	948,487.99	1,275,105.30	613,111.98	0.00	0.00	12,630,942.35
5/25 ARM (Libor)	3,559,080.44	471,372.01	233,139.14	2,634,129.61	0.00	0.00	6,897,721.20

Total:	$446,592,517.75	$84,992,832.45	$667,006,079.56	$181,447,523.81	$0.00	$0.00	$1,380,038,953.57

Prepayment Premium Term by Product Type (%)

Amortization Type	No Premium	1 – 12 Months	13 – 24 Months	25 – 36 Months	37 – 48 Months	49 – 60 Months	Total

2/28 ARM (Libor)	30.18%	5.02%	58.14%	6.66%	0.00%	0.00%	37.53%
2/38 ARM (Libor)	20.15	8.66	62.45	8.74	0.00	0.00	33.61
Fixed Rate	33.47	6.28	30.49	29.76	0.00	0.00	16.77
3/27 ARM (Libor)	76.46	2.72	3.25	17.57	0.00	0.00	5.99
3/37 ARM (Libor)	66.20	1.01	2.26	30.53	0.00	0.00	4.69
6 Month Libor ARM	77.54	7.51	10.10	4.85	0.00	0.00	0.92
5/25 ARM (Libor)	51.60	6.83	3.38	38.19	0.00	0.00	0.50

Total:	32.36%	6.16%	48.33%	13.15%	0.00%	0.00%	100.00%

Collateral Characteristics - Group 2 (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Prepayment Premium Description – Top 5

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

6 Mo. Int. on Amount Prepaid > 20% Orig. Bal.	3,540	$794,976,675.60	57.61%	7.670%	83.75%	638	82.50%	48.80%	16.33%
None	2,403	446,592,517.75	32.36	8.035	82.65	636	82.92	51.35	22.98
3% 2% 1% of Orig. Bal	650	120,750,124.30	8.75	8.028	84.01	636	91.10	59.86	69.28
1% of Orig. Bal. >20% Orig. Bal.	87	8,168,454.73	0.59	8.537	88.15	639	91.71	72.63	43.70
1% of Amount Prepaid	54	4,182,294.47	0.30	10.771	0.00	656	99.37	31.30	0.00
Other	35	5,368,886.72	0.39	8.656	93.37	596	90.52	68.13	63.41

Total:	6,769	$1,380,038,953.57	100.00%	7.838%	83.23%	637	83.53%	50.75%	23.41%

Documentation Type

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Full	3,727	$700,397,931.48	50.75%	7.633%	81.84%	616	83.36%	100.00%	28.70%
Stated	2,907	642,827,538.34	46.58	8.072	84.26	662	83.74	0.00	17.95
Limited	135	36,813,483.75	2.67	7.649	91.71	612	83.02	0.00	18.20

Total:	6,769	$1,380,038,953.57	100.00%	7.838%	83.23%	637	83.53%	50.75%	23.41%

Collateral Characteristics - Group 2 (continued)
Collateral Characteristics are listed below as of the Cut-off Date.

Debt to Income Ratio

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Full Doc Loans:
0.01 to 5.00	23	$4,504,974.90	0.33%	7.307%	58.83%	653	85.23%	100.00%	27.97%
5.01 to 10.00	47	10,652,425.08	0.77	7.862	91.65	610	82.15	100.00	25.06
10.01 to 15.00	90	17,466,757.03	1.27	7.959	84.22	638	82.97	100.00	47.04
15.01 to 20.00	148	26,178,262.98	1.90	7.691	78.89	627	80.33	100.00	36.09
20.01 to 25.00	176	28,414,209.25	2.06	7.720	79.45	619	82.90	100.00	31.12
25.01 to 30.00	317	47,424,953.71	3.44	7.783	77.77	614	81.77	100.00	28.79
30.01 to 35.00	393	64,831,459.68	4.70	7.791	82.62	611	84.64	100.00	32.17
35.01 to 40.00	572	101,823,057.58	7.38	7.603	81.91	619	83.59	100.00	29.92
40.01 to 45.00	700	128,419,938.88	9.31	7.665	80.21	611	83.63	100.00	23.57
45.01 to 50.00	916	178,795,620.88	12.96	7.541	81.09	623	84.75	100.00	23.05
50.01 to 55.00	341	90,728,211.63	6.57	7.501	88.01	598	81.04	100.00	36.51
55.01 to 60.00	3	704,588.32	0.05	6.696	100.00	608	79.19	100.00	72.61
60.01 to 65.00	1	453,471.56	0.03	7.450	100.00	723	90.00	100.00	100.00
Subtotal (Full Doc):	3,727	$700,397,931.48	50.75%	7.633%	81.84%	616	83.36%	100.00%	28.70%

Non-Full Doc Loans:
0.01 to 5.00	6	$361,950.32	0.03%	9.819%	80.18%	662	87.03%	0.00%	73.39%
5.01 to 10.00	29	5,368,923.59	0.39	8.608	95.63	671	85.12	0.00	82.16
10.01 to 15.00	61	8,675,938.86	0.63	8.450	96.11	650	82.98	0.00	54.13
15.01 to 20.00	108	17,326,496.11	1.26	8.440	96.06	669	85.14	0.00	57.05
20.01 to 25.00	84	17,476,538.18	1.27	8.075	91.68	670	84.02	0.00	45.38
25.01 to 30.00	133	27,175,793.87	1.97	8.013	89.19	663	83.24	0.00	33.79
30.01 to 35.00	211	42,973,137.93	3.11	8.146	83.62	658	82.75	0.00	18.54
35.01 to 40.00	374	80,230,656.04	5.81	8.042	83.40	656	83.20	0.00	18.83
40.01 to 45.00	775	167,445,137.30	12.13	7.991	81.16	663	84.18	0.00	13.61
45.01 to 50.00	1,174	279,898,233.77	20.28	8.038	83.78	660	83.87	0.00	9.40
50.01 to 55.00	85	32,224,376.09	2.34	7.928	96.22	629	81.75	0.00	42.11
55.01 to 60.00	2	483,840.03	0.04	7.171	100.00	660	78.24	0.00	0.00
Subtotal (Non-Full Doc):	3,042	$679,641,022.09	49.25%	8.049%	84.66%	659	83.71%	0.00%	17.97%

Total:	6,769	$1,380,038,953.57	100.00%	7.838%	83.23%	637	83.53%	50.75%	23.41%

Collateral Characteristics - Group 2 (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Mortgage Rates

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

Adjustable Rate Loans:
Less than 5.501	3	$686,419.56	0.05%	5.417%	100.00%	713	78.41%	100.00%	0.00%
5.501 to 6.000	97	32,539,475.48	2.36	5.863	100.00	663	77.16	87.92	16.92
6.001 to 6.500	355	115,072,241.47	8.34	6.291	100.00	651	79.90	74.94	13.54
6.501 to 7.000	659	206,993,471.34	15.00	6.767	100.00	654	80.17	50.71	14.83
7.001 to 7.500	810	235,955,022.30	17.10	7.275	100.00	646	81.19	39.63	19.55
7.501 to 8.000	841	224,656,732.65	16.28	7.759	100.00	638	81.86	39.01	26.89
8.001 to 8.500	593	149,697,643.36	10.85	8.257	100.00	616	84.11	42.09	38.27
8.501 to 9.000	474	94,114,259.75	6.82	8.760	100.00	598	87.04	59.78	45.08
9.001 to 9.500	294	47,652,411.67	3.45	9.260	100.00	590	87.06	58.48	40.32
9.501 to 10.000	200	24,395,279.61	1.77	9.736	100.00	577	88.43	63.46	44.68
10.001 to 10.500	94	9,875,745.82	0.72	10.241	100.00	572	85.43	57.11	30.23
10.501 to 11.000	67	4,999,955.33	0.36	10.744	100.00	581	87.09	53.26	34.97
Greater than 11.000	21	1,951,236.01	0.14	11.348	100.00	586	84.08	32.08	30.37
Subtotal (ARM Loans):	4,508	$1,148,589,894.35	83.23%	7.570%	100.00%	634	82.22%	49.90%	25.55%

Fixed Rate Loans:
5.501 to 6.000	1	$99,699.82	0.01%	6.000%	0.00%	763	55.56%	100.00%	0.00%
6.001 to 6.500	76	23,882,314.86	1.73	6.265	0.00	665	72.13	97.43	8.80
6.501 to 7.000	96	19,593,811.04	1.42	6.781	0.00	646	76.92	92.02	27.81
7.001 to 7.500	94	19,373,496.54	1.40	7.289	0.00	631	77.55	78.94	20.38
7.501 to 8.000	100	17,940,133.59	1.30	7.746	0.00	626	80.74	74.67	29.16
8.001 to 8.500	73	10,168,124.48	0.74	8.292	0.00	617	83.38	76.02	43.57
8.501 to 9.000	107	10,203,106.15	0.74	8.809	0.00	675	93.41	83.89	37.65
9.001 to 9.500	132	11,084,155.45	0.80	9.237	0.00	655	94.83	86.96	12.13
9.501 to 10.000	355	26,134,042.39	1.89	9.849	0.00	687	98.72	25.69	6.29
10.001 to 10.500	321	25,731,831.95	1.86	10.280	0.00	676	98.58	22.05	4.44
10.501 to 11.000	257	20,604,390.92	1.49	10.753	0.00	651	99.20	27.22	0.97
Greater than 11.000	649	46,633,952.03	3.38	11.533	0.00	631	99.48	28.28	0.67
Subtotal (Fixed Rate):	2,261	$231,449,059.22	16.77%	9.165%	0.00%	651	90.03%	54.96%	12.81%

Total:	6,769	$1,380,038,953.57	100.00%	7.838%	83.23%	637	83.53%	50.75%	23.41%

Collateral Characteristics - Group 2 (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Gross Margin

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

4.501 - 5.000	4,068	$1,044,914,635.12	90.97%	7.509%	100.00%	641	82.60%	47.72%	26.44%
5.001 - 5.500	1	471,312.83	0.04	7.800	100.00	590	90.00	0.00	100.00
5.501 - 6.000	273	63,229,375.97	5.50	8.210	100.00	567	80.10	79.62	23.42
6.501 - 7.000	165	39,863,081.81	3.47	8.165	100.00	575	75.33	60.89	4.55
7.501 - 8.000	1	111,488.62	0.01	9.450	100.00	664	90.00	0.00	100.00

Total:	4,508	$1,148,589,894.35	100.00%	7.570%	100.00%	634	82.22%	49.90%	25.55%

Initial Periodic Cap

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

1.000	318	$121,064,839.55	10.54%	7.028%	100.00%	666	81.25%	51.54%	17.05%
2.000	3,528	873,335,517.30	76.04	7.646	100.00	629	82.52	48.71	27.20
3.000	662	154,189,537.50	13.42	7.569	100.00	638	81.27	55.40	22.85

Total:	4,508	$1,148,589,894.35	100.00%	7.570%	100.00%	634	82.22%	49.90%	25.55%

Collateral Characteristics - Group 2 (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Subsequent Periodic Cap

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

1.000	4,508	$1,148,589,894.35	100.00%	7.570%	100.00%	634	82.22%	49.90%	25.55%

Total:	4,508	$1,148,589,894.35	100.00%	7.570%	100.00%	634	82.22%	49.90%	25.55%

Maximum Rate

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

11.001 - 11.500	3	$686,419.56	0.06%	5.417%	100.00%	713	78.41%	100.00%	0.00%
11.501 - 12.000	97	32,539,475.48	2.83	5.863	100.00	663	77.16	87.92	16.92
12.001 - 12.500	355	115,072,241.47	10.02	6.291	100.00	651	79.90	74.94	13.54
12.501 - 13.000	659	206,993,471.34	18.02	6.767	100.00	654	80.17	50.71	14.83
13.001 - 13.500	810	235,955,022.30	20.54	7.275	100.00	646	81.19	39.63	19.55
13.501 - 14.000	841	224,656,732.65	19.56	7.759	100.00	638	81.86	39.01	26.89
14.001 - 14.500	593	149,697,643.36	13.03	8.257	100.00	616	84.11	42.09	38.27
14.501 - 15.000	474	94,114,259.75	8.19	8.760	100.00	598	87.04	59.78	45.08
15.001 - 15.500	294	47,652,411.67	4.15	9.260	100.00	590	87.06	58.48	40.32
15.501 - 16.000	200	24,395,279.61	2.12	9.736	100.00	577	88.43	63.46	44.68
16.001 - 16.500	94	9,875,745.82	0.86	10.241	100.00	572	85.43	57.11	30.23
16.501 - 17.000	67	4,999,955.33	0.44	10.744	100.00	581	87.09	53.26	34.97
17.001 - 17.500	13	1,525,850.99	0.13	11.222	100.00	583	84.62	28.27	29.84
17.501 - 18.000	7	395,650.16	0.03	11.743	100.00	602	81.93	41.67	34.67
18.501 - 19.000	1	29,734.86	0.00	12.550	100.00	549	85.00	100.00	0.00

Total:	4,508	$1,148,589,894.35	100.00%	7.570%	100.00%	634	82.22%	49.90%	25.55%

Collateral Characteristics - Group 2 (continued)

Collateral Characteristics are listed below as of the Cut-off Date.

Minimum Rate

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

<= 5.500	3	$686,419.56	0.06%	5.417%	100.00%	713	78.41%	100.00%	0.00%
5.501 - 6.000	97	32,539,475.48	2.83	5.863	100.00	663	77.16	87.92	16.92
6.001 - 6.500	351	113,919,724.50	9.92	6.290	100.00	652	80.00	74.95	13.45
6.501 - 7.000	663	208,145,988.31	18.12	6.765	100.00	654	80.11	50.84	14.87
7.001 - 7.500	810	235,955,022.30	20.54	7.275	100.00	646	81.19	39.63	19.55
7.501 - 8.000	842	224,795,417.63	19.57	7.759	100.00	638	81.86	39.05	26.87
8.001 - 8.500	592	149,558,958.38	13.02	8.257	100.00	616	84.12	42.04	38.30
8.501 - 9.000	474	94,114,259.75	8.19	8.760	100.00	598	87.04	59.78	45.08
9.001 - 9.500	294	47,652,411.67	4.15	9.260	100.00	590	87.06	58.48	40.32
9.501 - 10.000	200	24,395,279.61	2.12	9.736	100.00	577	88.43	63.46	44.68
10.001 - 10.500	94	9,875,745.82	0.86	10.241	100.00	572	85.43	57.11	30.23
10.501 - 11.000	67	4,999,955.33	0.44	10.744	100.00	581	87.09	53.26	34.97
11.001 - 11.500	13	1,525,850.99	0.13	11.222	100.00	583	84.62	28.27	29.84
11.501 - 12.000	7	395,650.16	0.03	11.743	100.00	602	81.93	41.67	34.67
12.501 - 13.000	1	29,734.86	0.00	12.550	100.00	549	85.00	100.00	0.00

Total:	4,508	$1,148,589,894.35	100.00%	7.570%	100.00%	634	82.22%	49.90%	25.55%

Months to Next Rate Adjustment

(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI

1 - 12	37	$13,159,607.51	1.15%	7.490%	100.00%	630	81.91%	49.97%	23.91%
13 - 24	3,808	981,216,772.00	85.43	7.572	100.00	634	82.38	49.01	26.02
25 - 36	634	147,315,793.64	12.83	7.574	100.00	637	81.27	55.18	22.80
37 >=	29	6,897,721.20	0.60	7.367	100.00	669	79.57	64.20	20.18

Total:	4,508	$1,148,589,894.35	100.00%	7.570%	100.00%	634	82.22%	49.90%	25.55%

FOR ADDITIONAL INFORMATION PLEASE CALL:

LEHMAN BROTHERS INC.

Residential Mortgage Finance:

Ellen Kiernan	(212) 526-4279
Christina Barretto	(212) 526-2185
Patrick Fruzzetti	(212) 526-2693

Trading:

Matt Miller	(212) 526-8315
Rishi Bansal	(212) 526-8315
Alar Randmere	(212) 526-8315
Alok Sharma	(212) 526-8315
Sumit Chhabra	(212) 526-8315
David Wong	(212) 526-8315
Domenic Tripodi	(212) 526-8315

Syndicate:

Kevin White	(212) 526-9519
Dan Covello	(212) 526-9519
Paul Tedeschi	(212) 526-9519
Pat Quinn	(212) 526-9519

RATING AGENCIES

MOODY’S
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Todd Niemy	(212) 438-2494
FITCH
Sara Grohl	(212) 908-0564